FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206705-14

Benchmark 2018-B4

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-206705) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

This free writing prospectus does not contain all information that is required to be included in the prospectus.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter, (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the preliminary prospectus relating to the Benchmark 2018-B4 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-B4 (the “Offering Document”).  The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Benchmark 2018-B4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed			Interest	Original	Remaining	Original	Remaining		First
			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Accrual	Term to	Term to	Amortization	Amortization	Origination	Payment	Maturity
Property Flag	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(3)	Balance($)(3)	or ARD Balance($)	Type(5)	Type	Rate	Fee Rate(6)	Basis	Maturity or ARD	Maturity or ARD	Term	Term	Date	Date	or ARD Date
Loan	1	Aventura Mall(2)	9.9%	1	JPMCB/GACC	115,000,000	115,000,000	115,000,000	Retail	Super Regional Mall	4.1213%	0.01196%	Actual/360	120	120	0	0	06/07/2018	08/01/2018	07/01/2028
Loan	2	181 Fremont Street(2)(36)	6.9%	1	GACC	80,000,000	80,000,000	80,000,000	Office	CBD	3.7086%	0.01446%	Actual/360	120	117	0	0	03/29/2018	05/06/2018	04/06/2028
Loan	3	Marina Heights State Farm(2)	5.2%	1	GACC	60,000,000	60,000,000	60,000,000	Office	Suburban	3.5595%	0.01196%	Actual/360	120	114	0	0	12/07/2017	02/06/2018	01/06/2028
Loan	4	Tri-State Distribution Portfolio	5.1%	4	CREFI	58,800,000	58,800,000	54,154,094	Various	Various	4.89796%	0.01321%	Actual/360	120	120	360	360	06/12/2018	08/06/2018	07/06/2028
Property	4.01	473 Ridge Road	2.1%	1	CREFI	23,800,000	23,800,000		Industrial	Flex
Property	4.02	207 Pond Avenue	1.1%	1	CREFI	13,000,000	13,000,000		Industrial	Flex
Property	4.03	1616-1632 McDonald Avenue	1.0%	1	CREFI	11,500,000	11,500,000		Industrial	Warehouse
Property	4.04	40 Cragwood Road	0.9%	1	CREFI	10,500,000	10,500,000		Office	Suburban
Loan	5	The Gateway(2)	4.3%	1	GACC	50,000,000	50,000,000	50,000,000	Multifamily	High Rise	3.72181818%	0.01196%	Actual/360	120	117	0	0	03/16/2018	05/06/2018	04/06/2028
Loan	6	Aon Center(2)(36)	4.3%	1	JPMCB	50,000,000	50,000,000	50,000,000	Office	CBD	4.6274%	0.01196%	Actual/360	60	60	0	0	06/08/2018	08/01/2018	07/01/2023
Loan	7	636 11th Avenue(2)(33)(37)	4.3%	1	JPMCB	50,000,000	50,000,000	50,000,000	Office	CBD	4.0730%	0.01521%	Actual/360	120	119	0	0	05/11/2018	07/01/2018	06/01/2028
Loan	8	Meridian Corporate Center(2)(37)	3.9%	10	JPMCB	45,705,000	45,705,000	41,880,391	Office	Suburban	4.5746%	0.02540%	Actual/360	120	117	360	360	03/20/2018	05/01/2018	04/01/2028
Property	8.01	2520 Meridian Parkway	0.8%	1	JPMCB	9,501,138	9,501,138		Office	Suburban
Property	8.02	2525 Meridian Parkway	0.6%	1	JPMCB	6,913,775	6,913,775		Office	Suburban
Property	8.03	2605 Meridian Parkway	0.5%	1	JPMCB	5,240,333	5,240,333		Office	Suburban
Property	8.04	2810 Meridian Parkway	0.5%	1	JPMCB	5,217,143	5,217,143		Office	Suburban
Property	8.05	2510 Meridian Parkway	0.4%	1	JPMCB	4,877,816	4,877,816		Office	Suburban
Property	8.06	2600 Meridian Parkway	0.4%	1	JPMCB	4,241,579	4,241,579		Office	Suburban
Property	8.07	2700 Meridian Parkway	0.3%	1	JPMCB	3,053,937	3,053,937		Office	Suburban
Property	8.08	2800 Meridian Parkway	0.2%	1	JPMCB	2,757,027	2,757,027		Office	Suburban
Property	8.09	2505 Meridian Parkway	0.2%	1	JPMCB	2,714,611	2,714,611		Office	Suburban
Property	8.10	2500 Meridian Parkway	0.1%	1	JPMCB	1,187,642	1,187,642		Office	Suburban
Loan	9	65 Bay Street(2)	3.5%	1	CREFI	40,000,000	40,000,000	40,000,000	Multifamily	High Rise	4.6616%	0.01196%	Actual/360	120	117	0	0	03/14/2018	05/06/2018	04/06/2028
Loan	10	Sheraton Music City(2)	3.4%	1	JPMCB	40,000,000	39,951,402	32,825,637	Hospitality	Full Service	4.9400%	0.01571%	Actual/360	120	119	360	359	05/23/2018	07/01/2018	06/01/2028
Loan	11	Westbrook Corporate Center(2)	3.4%	1	CREFI	40,000,000	39,950,681	32,738,980	Office	Suburban	4.8600%	0.01571%	Actual/360	120	119	360	359	05/10/2018	07/06/2018	06/06/2028
Loan	12	Best Buy - Sherman Oaks	2.8%	1	JPMCB	32,250,000	32,250,000	32,250,000	Retail	Single Tenant	4.7510%	0.01321%	Actual/360	120	118	0	0	04/20/2018	06/01/2018	05/01/2028
Loan	13	Embassy Suites Glendale(2)	2.7%	1	JPMCB	31,000,000	31,000,000	31,000,000	Hospitality	Full Service	5.4480%	0.01321%	Actual/360	60	59	0	0	05/08/2018	07/01/2018	06/01/2023
Loan	14	EOS 21(2)(37)	2.6%	1	JPMCB	30,000,000	30,000,000	30,000,000	Multifamily	Mid Rise	3.8800%	0.01821%	Actual/360	84	77	0	0	11/30/2017	01/01/2018	12/01/2024
Loan	15	JAGR Hotel Portfolio(2)(36)	2.5%	3	JPMCB	29,000,000	29,000,000	28,180,102	Hospitality	Full Service	5.0960%	0.01666%	Actual/360	60	58	360	360	05/01/2018	06/01/2018	05/01/2023
Property	15.01	DoubleTree Grand Rapids	0.9%	1	JPMCB	10,673,611	10,673,611		Hospitality	Full Service
Property	15.02	Hilton Jackson	0.9%	1	JPMCB	10,069,445	10,069,445		Hospitality	Full Service
Property	15.03	DoubleTree Annapolis	0.7%	1	JPMCB	8,256,945	8,256,945		Hospitality	Full Service
Loan	16	Crowne Plaza Dallas	2.4%	1	GACC	27,630,250	27,429,779	22,652,762	Hospitality	Full Service	4.9200%	0.01321%	Actual/360	120	114	360	354	12/20/2017	02/06/2018	01/06/2028
Loan	17	808 Olive Retail & Parking	2.3%	1	CREFI	27,000,000	27,000,000	24,920,643	Mixed Use	Retail/Office/Parking	5.0400%	0.01321%	Actual/360	120	118	360	360	05/04/2018	06/06/2018	05/06/2028
Loan	18	Riverwalk Apartments	2.1%	1	GACC	25,000,000	24,838,939	18,720,761	Multifamily	Garden	5.0350%	0.01321%	Actual/360	120	116	300	296	02/23/2018	04/06/2018	03/06/2028
Loan	19	Maple Street(33)	2.1%	1	GACC	24,000,000	24,000,000	19,870,067	Industrial	Flex	5.2100%	0.03071%	Actual/360	120	120	360	360	06/08/2018	08/06/2018	07/06/2028
Loan	20	180 Bedford Avenue	2.1%	1	CREFI	24,000,000	24,000,000	24,000,000	Retail	Unanchored	4.9800%	0.01321%	Actual/360	120	120	0	0	06/12/2018	08/06/2018	07/06/2028
Loan	21	The Market at Czech Hall	1.8%	1	CREFI	21,000,000	21,000,000	18,105,618	Retail	Anchored	4.8600%	0.03321%	Actual/360	120	119	360	360	06/06/2018	07/06/2018	06/06/2028
Loan	22	Kona Coast(37)	1.6%	1	GACC	19,050,000	19,050,000	18,221,590	Retail	Anchored	5.0880%	0.01321%	Actual/360	120	119	360	360	05/14/2018	07/06/2018	06/06/2028
Loan	23	High Peaks(36)	1.6%	1	JPMCB	19,000,000	18,978,480	17,605,673	Hospitality	Full Service	5.3176%	0.01321%	Actual/360	60	59	360	359	05/18/2018	07/01/2018	06/01/2023
Loan	24	Hampton Inn Lake Buena Vista	1.6%	1	GACC	18,000,000	18,000,000	15,681,870	Hospitality	Limited Service	5.2750%	0.01321%	Actual/360	120	119	360	360	06/06/2018	07/06/2018	06/06/2028
Loan	25	Atlantic Times Square(2)	1.6%	1	JPMCB	18,000,000	18,000,000	18,000,000	Mixed Use	Retail/Multifamily	4.8450%	0.01321%	Actual/360	120	117	0	0	03/20/2018	05/01/2018	04/01/2028
Loan	26	Courtyard Hershey	1.6%	1	CREFI	18,000,000	17,980,075	15,010,360	Hospitality	Select Service	5.4400%	0.04071%	Actual/360	120	119	360	359	05/17/2018	07/06/2018	06/06/2028
Loan	27	Greentree Plaza	1.3%	1	JPMCB	15,600,000	15,600,000	13,675,023	Retail	Anchored	4.5600%	0.01321%	Actual/360	120	117	360	360	03/09/2018	05/01/2018	04/01/2028
Loan	28	Centennial Crossroads Plaza	1.3%	1	GACC	15,050,000	15,050,000	13,858,179	Retail	Anchored	4.8850%	0.01321%	Actual/360	120	118	360	360	05/02/2018	06/06/2018	05/06/2028
Loan	29	Steelyard Commons(2)	1.2%	1	GACC	14,250,000	14,250,000	12,284,521	Retail	Anchored	4.8550%	0.03071%	Actual/360	120	117	360	360	04/03/2018	05/06/2018	04/06/2028
Loan	30	Amsdell Belmont Self Storage(33)	1.2%	1	CREFI	14,100,000	14,100,000	13,019,596	Self Storage	Self Storage	5.0700%	0.06071%	Actual/360	120	119	360	360	05/30/2018	07/06/2018	06/06/2028
Loan	31	Washington Square Shopping Center	1.2%	1	GACC	14,000,000	13,976,840	10,507,197	Retail	Anchored	5.1000%	0.01321%	Actual/360	120	119	300	299	05/17/2018	07/01/2018	06/01/2028
Loan	32	Shoppes at the Lakes Phase I	1.0%	1	CREFI	11,400,000	11,400,000	10,125,492	Retail	Shadow Anchored	5.1500%	0.01321%	Actual/360	120	118	360	360	04/27/2018	06/06/2018	05/06/2028
Loan	33	311-313 East 60th Street	0.9%	1	CREFI	10,000,000	10,000,000	10,000,000	Multifamily	Mid Rise	4.3800%	0.01321%	Actual/360	120	118	0	0	05/04/2018	06/06/2018	05/06/2028
Loan	34	Park Santa Fe(37)	0.9%	1	GACC	9,867,500	9,867,500	8,301,190	Retail	Anchored	4.8700%	0.01321%	Actual/360	120	118	360	360	04/27/2018	06/06/2018	05/06/2028
Loan	35	Courtyard - Missoula, MT	0.8%	1	CREFI	9,500,000	9,477,814	7,776,091	Hospitality	Select Service	4.8600%	0.01321%	Actual/360	120	118	360	358	05/02/2018	06/06/2018	05/06/2028
Loan	36	Baywoods Apartments	0.7%	1	GACC	8,450,000	8,450,000	8,450,000	Multifamily	Garden	4.9850%	0.01321%	Actual/360	120	118	0	0	05/02/2018	06/06/2018	05/06/2028
Loan	37	2828 Newell	0.7%	1	GACC	8,000,000	8,000,000	8,000,000	Mixed Use	Office/Retail	4.9550%	0.01321%	Actual/360	120	119	0	0	05/31/2018	07/06/2018	06/06/2028
Loan	38	Hobby Lobby Palmdale(37)	0.6%	1	GACC	7,000,000	7,000,000	6,475,308	Retail	Single Tenant	5.1910%	0.01321%	Actual/360	120	119	360	360	05/14/2018	07/06/2018	06/06/2028
Loan	39	Riverton Spring Creek	0.6%	1	GACC	6,444,000	6,429,668	5,315,469	Office	Medical	5.0950%	0.08071%	Actual/360	120	118	360	358	05/02/2018	06/06/2018	05/06/2028
Loan	40	Northlake Village	0.5%	1	CREFI	6,075,000	6,075,000	5,371,243	Multifamily	Garden	4.9400%	0.01321%	Actual/360	120	118	360	360	04/26/2018	06/06/2018	05/06/2028
Loan	41	WA-OH Retail Portfolio	0.4%	2	GACC	5,100,000	5,089,103	4,232,580	Retail	Various	5.2850%	0.01321%	Actual/360	120	118	360	358	05/04/2018	06/06/2018	05/06/2028
Property	41.01	Spokane Retail	0.4%	1	GACC	4,268,085	4,258,965		Retail	Anchored
Property	41.02	Advanced Auto	0.1%	1	GACC	831,915	830,137		Retail	Single Tenant
Loan	42	834 1st Street	0.4%	1	CREFI	5,000,000	5,000,000	5,000,000	Retail	Single Tenant	4.5000%	0.01321%	Actual/360	60	59	0	0	05/23/2018	07/06/2018	06/06/2023
Loan	43	844 2nd Avenue	0.3%	1	CREFI	3,500,000	3,500,000	3,500,000	Retail	Unanchored	5.5500%	0.01321%	Actual/360	60	59	0	0	05/09/2018	07/06/2018	06/06/2023
Loan	44	Fresenius Medical Center Portfolio	0.3%	2	CREFI	3,280,000	3,280,000	3,280,000	Office	Medical	5.0100%	0.01321%	Actual/360	120	119	0	0	05/18/2018	07/06/2018	06/06/2028
Property	44.01	Fresenius - Wichita	0.2%	1	CREFI	2,081,565	2,081,565		Office	Medical
Property	44.02	Fresneius - Albuquerque	0.1%	1	CREFI	1,198,435	1,198,435		Office	Medical

Benchmark 2018-B4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							Pari Passu	Pari Passu
					Monthly	Annual	Companion Loan	Companion Loan	Remaining			Crossed								FIRREA	Cut-Off
			ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash	With	Related	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Compliant	Date LTV	LTV Ratio at
Property Flag	ID	Property Name	(Yes/No)	Maturity Date	Service($)(7)	Service($)(7)	Service($)	Service($)	Period	Lockbox(9)	Management(10)	Other Loans	Borrower	NOI DSCR(7)(11)	NCF DSCR(7)(11)	Period(14)	Date	Value ($)(15)	As-of Date	(Yes/No)	Ratio(8)(11)(15)	Maturity or ARD(8)(11)(15)
Loan	1	Aventura Mall(2)	No	07/01/2028	400,439	4,805,263	4,497,796	53,973,550	120	Hard; Master Lease Rents (Soft Springing Hard)	Springing	No	No	2.63x	2.58x	0	1	3,450,000,000	04/16/2018	Yes	40.8%	40.8%
Loan	2	181 Fremont Street(2)(36)	Yes	04/06/2031	250,674	3,008,087	532,682	6,392,184	117	Hard	In Place	No	No	3.15x	3.14x	0	6	632,000,000	03/01/2021	Yes	39.6%	39.6%
Loan	3	Marina Heights State Farm(2)	Yes	01/06/2033	180,447	2,165,363	1,503,724	18,044,688	114	Hard	Springing	No	No	3.13x	3.12x	0	6	960,000,000	11/20/2017	Yes	58.3%	58.3%
Loan	4	Tri-State Distribution Portfolio	No	07/06/2028	311,994	3,743,933			60	Springing Hard	Springing	No	No	1.38x	1.26x	0	6	88,000,000	Various	Yes	66.8%	61.5%
Property	4.01	473 Ridge Road																30,000,000	03/26/2018	Yes
Property	4.02	207 Pond Avenue																18,400,000	12/20/2017	Yes
Property	4.03	1616-1632 McDonald Avenue																21,700,000	03/21/2018	Yes
Property	4.04	40 Cragwood Road																17,900,000	05/08/2018	Yes
Loan	5	The Gateway(2)	No	04/06/2028	157,230	1,886,755	880,486	10,565,828	117	Soft	Springing	No	No	3.02x	3.00x	0	6	868,800,000	02/01/2018	Yes	38.0%	38.0%
Loan	6	Aon Center(2)(36)	No	07/01/2023	195,486	2,345,835	1,172,917	14,075,008	60	Hard	Springing	No	No	3.14x	3.03x	0	1	824,000,000	05/01/2018	Yes	40.3%	40.3%
Loan	7	636 11th Avenue(2)(33)(37)	Yes	06/01/2029	172,065	2,064,785	653,849	7,846,182	119	Hard	Springing	No	No	2.49x	2.39x	0	1	428,000,000	04/04/2018	Yes	56.1%	56.1%
Loan	8	Meridian Corporate Center(2)(37)	No	04/01/2028	233,611	2,803,330	153,338	1,840,059	57	Hard	In Place	No	No	1.80x	1.63x	0	1	108,250,000	02/13/2018	Yes	69.9%	64.1%
Property	8.01	2520 Meridian Parkway																22,400,000	02/13/2018	Yes
Property	8.02	2525 Meridian Parkway																16,300,000	02/13/2018	Yes
Property	8.03	2605 Meridian Parkway																12,850,000	02/13/2018	Yes
Property	8.04	2810 Meridian Parkway																12,300,000	02/13/2018	Yes
Property	8.05	2510 Meridian Parkway																11,500,000	02/13/2018	Yes
Property	8.06	2600 Meridian Parkway																10,000,000	02/13/2018	Yes
Property	8.07	2700 Meridian Parkway																7,200,000	02/13/2018	Yes
Property	8.08	2800 Meridian Parkway																6,500,000	02/13/2018	Yes
Property	8.09	2505 Meridian Parkway																6,400,000	02/13/2018	Yes
Property	8.10	2500 Meridian Parkway																2,800,000	02/13/2018	Yes
Loan	9	65 Bay Street(2)	No	04/06/2028	157,545	1,890,538	236,317	2,835,807	117	Soft (Residential); Hard (Retail)	In Place	No	No	2.92x	2.89x	0	6	336,000,000	03/12/2018	Yes	29.8%	29.8%
Loan	10	Sheraton Music City(2)	No	06/01/2028	213,264	2,559,171	159,948	1,919,378	0	Hard	Springing	No	No	1.82x	1.82x	2 (Once per year)	1	115,000,000	04/01/2018	Yes	60.8%	50.0%
Loan	11	Westbrook Corporate Center(2)	No	06/06/2028	211,319	2,535,831	311,696	3,740,351	0	Hard	Springing	No	No	1.99x	1.67x	0	6	136,000,000	04/13/2018	Yes	72.7%	59.6%
Loan	12	Best Buy - Sherman Oaks	No	05/01/2028	129,457	1,553,478			118	Hard	Springing	No	No	1.68x	1.65x	0	1	52,000,000	03/21/2018	Yes	62.0%	62.0%
Loan	13	Embassy Suites Glendale(2)	No	06/01/2023	142,695	1,712,337	170,313	2,043,757	59	Springing Hard	Springing	No	Yes - A	2.04x	2.04x	0	1	114,000,000	03/29/2018	Yes	59.6%	59.6%
Loan	14	EOS 21(2)(37)	No	12/01/2024	98,347	1,180,167	393,389	4,720,667	77	Soft	Springing	No	No	1.91x	1.86x	5 (Twice per year)	1	231,400,000	11/21/2017	Yes	64.8%	64.8%
Loan	15	JAGR Hotel Portfolio(2)(36)	No	05/01/2023	157,384	1,888,610	108,541	1,302,490	34	Hard	In Place	No	Yes - B	1.75x	1.75x	5	1	73,500,000	03/01/2018	Yes	66.7%	64.8%
Property	15.01	DoubleTree Grand Rapids																28,000,000	03/01/2018	Yes
Property	15.02	Hilton Jackson																25,000,000	03/01/2018	Yes
Property	15.03	DoubleTree Annapolis																20,500,000	03/01/2018	Yes
Loan	16	Crowne Plaza Dallas	No	01/06/2028	146,977	1,763,726			0	Hard	Springing	No	No	2.29x	1.93x	0	6	39,500,000	12/01/2018	Yes	69.4%	57.3%
Loan	17	808 Olive Retail & Parking	No	05/06/2028	145,603	1,747,231			58	Springing Hard	Springing	No	No	1.27x	1.22x	0	6	49,500,000	03/21/2019	Yes	54.5%	50.3%
Loan	18	Riverwalk Apartments	No	03/06/2028	146,658	1,759,893			0	Soft	Springing	No	No	1.63x	1.59x	0	6	33,800,000	12/01/2017	Yes	73.5%	55.4%
Loan	19	Maple Street(33)	No	07/06/2028	131,935	1,583,219			0	Hard	Springing	No	No	1.81x	1.52x	0	6	34,100,000	03/01/2018	Yes	70.4%	58.3%
Loan	20	180 Bedford Avenue	No	07/06/2028	100,983	1,211,800			120	Hard	In Place	No	No	1.20x	1.17x	0	6	37,000,000	03/29/2018	Yes	54.1%	54.1%
Loan	21	The Market at Czech Hall	No	06/06/2028	110,943	1,331,311			23	Springing Hard	Springing	No	No	1.44x	1.35x	0	6	32,400,000	02/12/2018	Yes	64.8%	55.9%
Loan	22	Kona Coast(37)	No	06/06/2028	103,292	1,239,498			83	Springing Hard	Springing	No	Yes - C	1.38x	1.33x	0	6	28,000,000	01/04/2018	Yes	68.0%	65.1%
Loan	23	High Peaks(36)	No	06/01/2023	105,716	1,268,588			0	Hard	In Place	No	Yes - B	1.93x	1.93x	0	1	32,000,000	03/27/2018	Yes	59.3%	55.0%
Loan	24	Hampton Inn Lake Buena Vista	No	06/06/2028	99,676	1,196,107			23	Hard	Springing	No	No	1.97x	1.78x	0	6	27,600,000	03/16/2019	Yes	65.2%	56.8%
Loan	25	Atlantic Times Square(2)	No	04/01/2028	73,684	884,213	327,486	3,929,833	117	Springing Hard	Springing	No	Yes - A	1.94x	1.86x	0	1	163,800,000	02/01/2018	Yes	59.8%	59.8%
Loan	26	Courtyard Hershey	No	06/06/2028	101,525	1,218,305			0	Hard	Springing	No	No	1.96x	1.76x	0	6	27,500,000	05/01/2018	Yes	65.4%	54.6%
Loan	27	Greentree Plaza	No	04/01/2028	79,600	955,200			33	Springing Hard	Springing	No	No	1.66x	1.55x	5	1	24,200,000	02/16/2018	Yes	64.5%	56.5%
Loan	28	Centennial Crossroads Plaza	No	05/06/2028	79,737	956,847			58	Springing Hard	Springing	No	No	1.47x	1.40x	0	6	21,700,000	03/07/2018	Yes	69.4%	63.9%
Loan	29	Steelyard Commons(2)	No	04/06/2028	75,239	902,871	158,398	1,900,782	21	Hard	Springing	No	No	1.48x	1.39x	0	6	59,400,000	02/09/2018	Yes	74.5%	64.2%
Loan	30	Amsdell Belmont Self Storage(33)	No	06/06/2028	76,296	915,555			59	Springing Soft	Springing	No	No	1.45x	1.44x	0	6	22,675,000	04/27/2018	Yes	62.2%	57.4%
Loan	31	Washington Square Shopping Center	No	06/01/2028	82,660	991,924			0	Hard	Springing	No	No	1.62x	1.48x	0	1	21,400,000	02/19/2018	Yes	65.3%	49.1%
Loan	32	Shoppes at the Lakes Phase I	No	05/06/2028	62,247	746,964			34	Springing Hard	Springing	No	No	1.25x	1.21x	0	6	18,000,000	11/01/2018	Yes	63.3%	56.3%
Loan	33	311-313 East 60th Street	No	05/06/2028	37,007	444,083			118	Springing Hard	Springing	No	No	2.27x	2.23x	0	6	25,100,000	04/16/2018	Yes	39.8%	39.8%
Loan	34	Park Santa Fe(37)	No	05/06/2028	52,190	626,276			10	Springing Hard	Springing	No	No	1.57x	1.50x	0	6	13,360,000	03/16/2018	Yes	73.9%	62.1%
Loan	35	Courtyard - Missoula, MT	No	05/06/2028	50,188	602,260			0	Springing Hard	Springing	No	No	2.19x	1.97x	0	6	14,400,000	03/01/2019	Yes	65.8%	54.0%
Loan	36	Baywoods Apartments	No	05/06/2028	35,590	427,083			118	Springing Soft	Springing	No	No	1.84x	1.79x	0	6	13,200,000	02/09/2018	Yes	64.0%	64.0%
Loan	37	2828 Newell	No	06/06/2028	33,492	401,906			119	Hard	Springing	No	No	1.66x	1.61x	0	6	12,500,000	03/23/2018	Yes	64.0%	64.0%
Loan	38	Hobby Lobby Palmdale(37)	No	06/06/2028	38,399	460,786			59	Springing Hard	Springing	No	Yes - C	1.30x	1.24x	0	6	10,150,000	02/17/2018	Yes	69.0%	63.8%
Loan	39	Riverton Spring Creek	No	05/06/2028	34,968	419,615			0	Springing Hard	Springing	No	No	1.37x	1.32x	0	6	8,950,000	03/14/2018	Yes	71.8%	59.4%
Loan	40	Northlake Village	No	05/06/2028	32,390	388,674			34	Springing Hard	Springing	No	No	1.54x	1.42x	0	6	8,100,000	03/16/2018	Yes	75.0%	66.3%
Loan	41	WA-OH Retail Portfolio	No	05/06/2028	28,273	339,277			0	Springing Hard	Springing	No	No	1.48x	1.36x	0	6	7,050,000	Various	Yes	72.2%	60.0%
Property	41.01	Spokane Retail																5,900,000	04/06/2018	Yes
Property	41.02	Advanced Auto																1,150,000	03/22/2018	Yes
Loan	42	834 1st Street	No	06/06/2023	19,010	228,125			59	Springing Hard	Springing	No	No	2.99x	2.89x	0	6	15,250,000	04/18/2018	Yes	32.8%	32.8%
Loan	43	844 2nd Avenue	No	06/06/2023	16,412	196,948			59	Soft Springing Hard	Springing	No	No	1.31x	1.25x	0	6	5,700,000	04/02/2018	Yes	61.4%	61.4%
Loan	44	Fresenius Medical Center Portfolio	No	06/06/2028	13,884	166,610			119	Springing Hard	Springing	No	No	1.99x	1.96x	0	6	5,770,000	Various	Yes	56.8%	56.8%
Property	44.01	Fresenius - Wichita																3,670,000	03/21/2018	Yes
Property	44.02	Fresneius - Albuquerque																2,100,000	03/20/2018	Yes

Benchmark 2018-B4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

										Rentable Area	Units	Rentable Area						Second Most	Second	Second	Second	Third Most	Third	Third	Third
								Year	Year	(SF/Units	of	(SF/Units/	Prepayment Provisions	Most Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent
Property Flag	ID	Property Name	Address	City	County	State	Zip Code	Built	Renovated	Rooms)(4)	Measure	Rooms) ($)(4)(11)	(# of payments)(16)(17)(18)	Statements Date	EGI ($)	Expenses($)	NOI($)(12)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date(13)	EGI($)	Expenses($)	NOI($)
Loan	1	Aventura Mall(2)	19501 Biscayne Boulevard	Aventura	Miami-Dade	FL	33180	1983	1997, 1998, 2006 - 2008, 2017	1,217,508	Sq. Ft.	1,155	L(24), D(89), O(7)	03/31/2018	149,776,330	31,484,933	118,291,397	12/31/2017	145,286,882	30,046,320	115,240,562	12/31/2016	139,956,585	29,303,182	110,653,403
Loan	2	181 Fremont Street(2)(36)	181 Fremont Street	San Francisco	San Francisco	CA	94105	2018	NAP	436,332	Sq. Ft.	573	L(23), YM1(4), DorYM1(86), O(7)
Loan	3	Marina Heights State Farm(2)	300-600 East Rio Salado Parkway	Tempe	Maricopa	AZ	85281	2015-2017	NAP	2,031,293	Sq. Ft.	276	L(11), YM1(102), O(7)
Loan	4	Tri-State Distribution Portfolio	Various	Various	Various	Various	Various	Various	Various	733,562	Sq. Ft.	80	L(24), D(92), O(4)
Property	4.01	473 Ridge Road	473 Ridge Road	New Brunswick	Middlesex	NJ	08810	1981	1984	318,389	Sq. Ft.	75
Property	4.02	207 Pond Avenue	207 Pond Avenue	Middlesex	Middlesex	NJ	08846	1960	NAP	241,054	Sq. Ft.	54
Property	4.03	1616-1632 McDonald Avenue	1616, 1618 & 1632 McDonald Avenue	Brooklyn	Kings	NY	11230	1931, 1955, 1979	NAP	34,400	Sq. Ft.	334		12/31/2017	976,796	45,737	931,059	12/31/2016	901,911	105,136	796,775
Property	4.04	40 Cragwood Road	40 Cragwood Road	South Plainfield	Middlesex	NJ	07080	1971	NAP	139,719	Sq. Ft.	75		03/31/2018	1,790,571	1,131,747	658,824	12/31/2017	1,749,017	1,067,354	681,663	12/31/2016	2,230,209	1,058,863	1,171,346
Loan	5	The Gateway(2)	550 & 560 Battery Street, 440 Davis Court, 100 Washington Street, 155 Jackson Street, 405 Davis Court, 200 Washington Street, 99 Jackson Street, 1-9 Boston Ship Plaza, 10-13 & 25-38 Hinckley Walk, 14-24 Whaleship Plaza, 39-58 Ironship Plaza	San Francisco	San Francisco	CA	94111	1965-1967	2010-2018	1,254	Units	263,158	L(11), YM1(16), DorYM1(86), O(7)	12/31/2017	48,227,609	10,883,334	37,344,275	12/31/2016	48,272,429	10,606,334	37,666,095	12/31/2015	47,219,420	10,391,115	36,828,305
Loan	6	Aon Center(2)(36)	200 East Randolph Street	Chicago	Cook	IL	60601	1972	2016-2018	2,777,240	Sq. Ft.	126	L(24), D(33), O(3)	04/30/2018	88,788,705	45,406,455	43,382,250	12/31/2017	86,520,341	43,960,435	42,559,906	12/31/2016	76,771,740	41,160,114	35,611,627
Loan	7	636 11th Avenue(2)(33)(37)	636 11th Avenue	New York	New York	NY	10036	1917	2008	564,004	Sq. Ft.	426	L(25), D(89), O(6)	04/30/2018	36,009,231	11,303,733	24,705,498	12/31/2017	35,808,445	10,705,616	25,102,829	12/31/2016	35,643,677	9,485,470	26,158,207
Loan	8	Meridian Corporate Center(2)(37)	Various	Durham	Durham	NC	27713	Various	NAP	691,705	Sq. Ft.	109	L(25), YM1(91), O(4)	02/28/2018	12,950,563	5,670,999	7,279,564	12/31/2017	13,036,744	5,582,846	7,453,899	12/31/2016	12,596,797	5,368,484	7,228,314
Property	8.01	2520 Meridian Parkway	2520 Meridian Parkway	Durham	Durham	NC	27713	1997	NAP	115,283	Sq. Ft.	137
Property	8.02	2525 Meridian Parkway	2525 Meridian Parkway	Durham	Durham	NC	27713	1985	NAP	99,332	Sq. Ft.	115
Property	8.03	2605 Meridian Parkway	2605 Meridian Parkway	Durham	Durham	NC	27713	1995	NAP	74,071	Sq. Ft.	117
Property	8.04	2810 Meridian Parkway	2810 Meridian Parkway	Durham	Durham	NC	27713	1986	NAP	100,878	Sq. Ft.	86
Property	8.05	2510 Meridian Parkway	2510 Meridian Parkway	Durham	Durham	NC	27713	1990	NAP	64,454	Sq. Ft.	125
Property	8.06	2600 Meridian Parkway	2600 Meridian Parkway	Durham	Durham	NC	27713	1998	NAP	65,599	Sq. Ft.	107
Property	8.07	2700 Meridian Parkway	2700 Meridian Parkway	Durham	Durham	NC	27713	1997	NAP	51,637	Sq. Ft.	98
Property	8.08	2800 Meridian Parkway	2800 Meridian Parkway	Durham	Durham	NC	27713	1997	NAP	51,066	Sq. Ft.	89
Property	8.09	2505 Meridian Parkway	2505 Meridian Parkway	Durham	Durham	NC	27713	1989	NAP	42,705	Sq. Ft.	105
Property	8.10	2500 Meridian Parkway	2500 Meridian Parkway	Durham	Durham	NC	27713	1991	NAP	26,680	Sq. Ft.	74
Loan	9	65 Bay Street(2)	65 Bay Street	Jersey City	Hudson	NJ	07097	2008, 2015-2018	NAP	447	Units	223,714	L(27), D(90), O(3)	02/28/2018	10,994,421	3,968,087	7,026,333	12/31/2017	8,711,409	3,607,873	5,103,536
Loan	10	Sheraton Music City(2)	777 McGavock Pike	Nashville	Davidson	TN	37214	1985	2017	410	Rooms	170,524	L(25), YM1(92), O(3)	04/30/2018	23,374,842	16,308,952	7,065,890	12/31/2017	22,141,598	15,743,088	6,398,510	12/31/2016	25,241,806	16,794,736	8,447,070
Loan	11	Westbrook Corporate Center(2)	1-5 Westbrook Corporate Center	Westchester	Cook	IL	60154	1986-1996	2016-2017	1,140,369	Sq. Ft.	87	L(25), D(89), O(6)	02/28/2018	23,067,572	13,545,739	9,521,833	12/31/2017	22,934,846	13,495,660	9,439,186	12/31/2016	22,162,321	12,990,017	9,172,304
Loan	12	Best Buy - Sherman Oaks	4500 Van Nuys Boulevard	Sherman Oaks	Los Angeles	CA	91403	2007	NAP	55,000	Sq. Ft.	586	L(26), D(90), O(4)	12/31/2017	2,886,485	496,555	2,389,931	12/31/2016	2,888,783	507,019	2,381,763	12/31/2015	2,892,525	517,863	2,374,661
Loan	13	Embassy Suites Glendale(2)	800 North Central Avenue	Glendale	Los Angeles	CA	91203	2008	2017	272	Rooms	250,000	L(25), D(31), O(4)	02/28/2018	19,903,033	12,519,358	7,383,675	12/31/2017	19,976,380	12,503,441	7,472,939	12/31/2016	21,001,005	12,555,856	8,445,149
Loan	14	EOS 21(2)(37)	140 South Van Dorn Street	Alexandria	Alexandria City	VA	22304	1963, 1967	2012	1,180	Units	127,119	L(31), D(50), O(3)	02/28/2018	20,810,006	9,566,551	11,243,455	12/31/2017	20,824,352	9,675,776	11,148,576	12/31/2016	20,613,669	9,683,481	10,930,188
Loan	15	JAGR Hotel Portfolio(2)(36)	Various	Various	Various	Various	Various	Various	Various	721	Rooms	67,961	L(6), YM1(48), O(6)	02/28/2018	35,959,026	30,363,534	5,595,492	12/31/2017	36,283,785	30,440,309	5,843,476	12/31/2016	36,765,139	30,469,029	6,296,110
Property	15.01	DoubleTree Grand Rapids	4747 28th Street Southeast	Grand Rapids	Kent	MI	49512	1979	2015	226	Rooms	79,800		02/28/2018	9,107,931	7,278,273	1,829,658	12/31/2017	9,137,866	7,282,332	1,855,534	12/31/2016	9,619,510	7,451,828	2,167,682
Property	15.02	Hilton Jackson	1001 East County Line Road	Jackson	Hinds	MS	39211	1984	2014	276	Rooms	61,645		02/28/2018	17,284,589	14,983,592	2,300,997	12/31/2017	17,588,869	15,108,275	2,480,594	12/31/2016	17,985,031	15,289,330	2,695,701
Property	15.03	DoubleTree Annapolis	210 Holiday Court	Annapolis	Anne Arundel	MD	21401	1963, 1982	2014	219	Rooms	63,705		02/28/2018	9,566,506	8,101,669	1,464,837	12/31/2017	9,557,050	8,049,702	1,507,348	12/31/2016	9,160,598	7,727,871	1,432,727
Loan	16	Crowne Plaza Dallas	14315 Midway Road	Addison	Dallas	TX	75001	1984	2013	428	Rooms	64,088	L(30), D(86), O(4)	02/28/2018	15,893,528	11,738,197	4,155,331	09/30/2017	15,698,873	11,602,849	4,096,024	12/31/2016	16,200,961	12,163,517	4,037,444
Loan	17	808 Olive Retail & Parking	808 South Olive Street	Los Angeles	Los Angeles	CA	90014	1966, 1968	2017	277,502	Sq. Ft.	97	L(26), D(90), O(4)	03/31/2018	2,161,849	741,065	1,420,784	12/31/2017	2,152,640	770,223	1,382,418	12/31/2016	2,214,178	786,280	1,427,898
Loan	18	Riverwalk Apartments	1280 Riverwalk Terrace	Jenks	Tulsa	OK	74037	2010	NAP	234	Units	106,149	L(28), D(88), O(4)	12/31/2017	4,505,678	1,365,841	3,139,837	12/31/2016	4,455,642	1,276,322	3,179,320	12/31/2015	4,482,661	1,372,502	3,110,159
Loan	19	Maple Street(33)	101 East Maple Street	North Canton	Stark	OH	44720	1919	2009	788,032	Sq. Ft.	30	L(24), D(91), O(5)	12/31/2017	4,774,525	2,214,936	2,559,589	12/31/2016	4,983,438	2,164,952	2,818,486	12/31/2015	3,647,926	1,798,586	1,849,340
Loan	20	180 Bedford Avenue	176-180 Bedford Avenue	Brooklyn	Kings	NY	11249	2018	NAP	12,322	Sq. Ft.	1,948	L(24), D(92), O(4)
Loan	21	The Market at Czech Hall	12324-12510 Northwest 10th Street	Yukon	Canadian	OK	73099	2017	NAP	161,636	Sq. Ft.	130	L(25), D(92), O(3)	02/28/2018	1,930,140	250,136	1,680,004	12/31/2017	1,693,727	224,932	1,468,796
Loan	22	Kona Coast(37)	74-5586 Palani Road	Kailua-Kona	Hawaii	HI	96740	1975	2002, 2018	81,474	Sq. Ft.	234	L(25), D(91), O(4)	12/31/2017	2,549,779	1,221,091	1,328,688	12/31/2016	3,010,346	1,321,308	1,689,038
Loan	23	High Peaks(36)	2384 Saranac Avenue	Lake Placid	Essex	NY	12946	1961	2014	177	Rooms	107,223	L(25), YM1(32), O(3)	03/31/2018	11,539,931	9,108,167	2,431,764	12/31/2017	11,349,971	8,973,974	2,375,997	12/31/2016	10,917,299	8,667,913	2,249,386
Loan	24	Hampton Inn Lake Buena Vista	8150 Palm Parkway	Orlando	Orange	FL	32836	1998	2013	147	Rooms	122,449	L(25), D(90), O(5)	01/31/2018	5,605,403	3,192,755	2,412,648	12/31/2017	5,500,958	3,148,860	2,352,098	12/31/2016	5,073,043	3,011,902	2,061,141
Loan	25	Atlantic Times Square(2)	500 North Atlantic Boulevard	Monterey Park	Los Angeles	CA	91754	2010	NAP	379,376	Sq. Ft.	258	L(27), D(89), O(4)	02/28/2018	14,504,628	4,526,659	9,977,969	12/31/2017	14,417,336	4,498,174	9,919,162	12/31/2016	13,515,561	4,235,008	9,280,553
Loan	26	Courtyard Hershey	515 East Chocolate Avenue	Hershey	Dauphin	PA	17033	2017	NAP	120	Rooms	149,834	L(25), D(92), O(3)	04/30/2018	5,891,333	3,418,035	2,473,298
Loan	27	Greentree Plaza	305 and 505 Southeast Everett Mall Way	Everett	Snohomish	WA	98208	1988-2004	2005	83,155	Sq. Ft.	188	L(24), YM1(93), O(3)	03/31/2018	1,914,665	414,182	1,500,483	12/31/2017	1,720,466	402,535	1,317,932	12/31/2016	1,405,844	389,329	1,016,515
Loan	28	Centennial Crossroads Plaza	6400-6454 Sky Pointe Drive	Las Vegas	Clark	NV	89131	2003, 2005	NAP	105,414	Sq. Ft.	143	L(26), D(90), O(4)	12/31/2017	1,618,691	510,625	1,108,066	12/31/2016	1,503,859	442,544	1,061,315	12/31/2015	1,498,780	444,185	1,054,595
Loan	29	Steelyard Commons(2)	3447 Steelyard Drive	Cleveland	Cuyahoga	OH	44109	2007-2014	NAP	265,386	Sq. Ft.	167	L(27), D(89), O(4)	12/31/2017	8,437,125	5,011,181	3,425,944	12/31/2016	8,715,286	4,903,097	3,812,189	12/31/2015	8,692,570	4,775,181	3,917,389
Loan	30	Amsdell Belmont Self Storage(33)	1300 Belmont Avenue	Philadelphia	Philadelphia	PA	19104	1962	2004, 2013	113,555	Sq. Ft.	124	L(25), D(91), O(4)	04/30/2018	1,926,825	558,774	1,368,051	12/31/2017	1,865,552	524,860	1,340,692	12/31/2016	1,606,992	483,654	1,123,338
Loan	31	Washington Square Shopping Center	719 West 15th Street	Washington	Beaufort	NC	27889	1971	1995	242,892	Sq. Ft.	58	L(25), D(91), O(4)	12/31/2017	1,867,599	558,604	1,308,996	12/31/2016	2,003,986	535,093	1,468,893	12/31/2015	1,851,730	556,830	1,294,900
Loan	32	Shoppes at the Lakes Phase I	29121-29973 Newport Road	Menifee	Riverside	CA	92584	2018	NAP	34,794	Sq. Ft.	328	L(26), D(91), O(3)
Loan	33	311-313 East 60th Street	311-313 East 60th Street	New York	New York	NY	10022	1884	1986	31	Units	322,581	L(26), D(89), O(5)	12/31/2017	1,375,050	428,512	946,538	12/31/2016	1,302,751	405,902	896,849	12/31/2015	1,281,636	409,895	871,741
Loan	34	Park Santa Fe(37)	3500 East Route 66	Flagstaff	Coconino	AZ	86004	1981, 1985	2016	98,498	Sq. Ft.	100	L(24), YM1(91), O(5)	12/31/2017	1,231,523	364,784	866,740	12/31/2016	1,120,141	370,013	750,127	12/31/2015	974,707	311,623	663,083
Loan	35	Courtyard - Missoula, MT	4559 North Reserve Street	Missoula	Missoula	MT	59808	2005	2014	92	Rooms	103,020	L(26), D(90), O(4)	03/31/2018	3,422,586	2,072,316	1,350,270	12/31/2016	3,202,938	2,002,342	1,200,596	12/31/2015	3,241,697	1,916,932	1,324,765
Loan	36	Baywoods Apartments	2005 San Jose Drive	Antioch	Contra Costa	CA	94509	1985	2005-2006	75	Units	112,667	L(26), D(89), O(5)	02/28/2018	1,481,016	736,230	744,787	12/31/2017	1,460,910	760,988	699,922	12/31/2016	1,320,103	734,889	585,215
Loan	37	2828 Newell	2828 Newell Street	Los Angeles	Los Angeles	CA	90039	1925	2017	24,502	Sq. Ft.	327	L(25), D(91), O(4)
Loan	38	Hobby Lobby Palmdale(37)	40022 10th Street West	Palmdale	Los Angeles	CA	93551	2017	NAP	54,942	Sq. Ft.	127	L(25), D(91), O(4)
Loan	39	Riverton Spring Creek	12523 South Creek Meadow Road	Riverton	Salt Lake	UT	84065	2014	NAP	17,526	Sq. Ft.	367	L(26), D(90), O(4)	12/31/2017	615,164	131,764	483,400	12/31/2016	562,912	143,713	419,199
Loan	40	Northlake Village	1741 Lucille Drive	Lima	Allen	OH	45801	1972	NAP	150	Units	40,500	L(26), D(91), O(3)	03/31/2018	1,207,615	566,277	641,338	12/31/2016	1,143,914	497,912	646,002	12/31/2015	1,098,656	508,647	590,010
Loan	41	WA-OH Retail Portfolio	Various	Various	Various	Various	Various	Various	Various	49,129	Sq. Ft.	104	L(26), D(90), O(4)
Property	41.01	Spokane Retail	1617 West Northwest Boulevard	Spokane	Spokane	WA	99205	1980	2016	42,339	Sq. Ft.	101
Property	41.02	Advanced Auto	246 Lafayette Street	London	Madison	OH	43140	2005	NAP	6,790	Sq. Ft.	122
Loan	42	834 1st Street	834-836 1st Street	Miami	Miami-Dade	FL	33139	1920	2007	12,000	Sq. Ft.	417	L(25), DorYM1(31), O(4)	03/31/2018	660,000	20,014	639,986	12/31/2017	660,000	20,014	639,986	12/31/2016	660,000	20,014	639,986
Loan	43	844 2nd Avenue	844 2nd Avenue	New York	New York	NY	10017	1900	2011	2,342	Sq. Ft.	1,494	L(25), D(31), O(4)	03/31/2018	337,205	132,958	204,246	12/31/2017	335,345	127,737	207,608	12/31/2016	341,054	103,066	237,987
Loan	44	Fresenius Medical Center Portfolio	Various	Various	Various	Various	Various	Various	Various	15,469	Sq. Ft.	212	L(25), D(92), O(3)
Property	44.01	Fresenius - Wichita	9341 East 21st Street	Wichita	Sedgwick	KS	67206	2004	NAP	8,342	Sq. Ft.	250
Property	44.02	Fresneius - Albuquerque	11296 Lomas Boulevard Northeast	Albuquerque	Bernalillo	NM	87112	1981	2016	7,127	Sq. Ft.	168

Benchmark 2018-B4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership	Ground Lease	Ground Lease			Lease			Lease
Property Flag	ID	Property Name	Debt Yield(8)(11)	Debt Yield(8)(11)	Revenue($)	EGI($)	Expenses($)	NOI ($)(12)(26)	Reserves($)	TI/LC($)	NCF ($)(26)	Interest(19)	Expiration(20)	Extension Terms(20)	Largest Tenant(23)(24)(25)	SF	Expiration	2nd Largest Tenant(24)(25)	SF	Expiration
Loan	1	Aventura Mall(2)	11.0%	10.8%	155,278,939	185,479,647	30,620,668	154,858,979	243,502	3,043,770	151,571,708	Fee Simple			J. C. Penney Co.	193,759	04/30/2023	AMC Theatres	78,738	08/31/2023
Loan	2	181 Fremont Street(2)(36)	11.8%	11.8%	31,511,897	43,664,053	14,094,390	29,569,663	87,266		29,482,397	Fee Simple			Facebook	436,332	02/28/2031	NAP	NAP	NAP
Loan	3	Marina Heights State Farm(2)	11.3%	11.3%	84,260,438	83,160,015	19,826,859	63,333,156	142,191	53,733	63,137,233	Leasehold	08/16/2112	One, min 25 - max 99 year option	State Farm	1,973,248	12/31/2042	Mountainside Fitness	17,485	03/31/2027
Loan	4	Tri-State Distribution Portfolio	8.8%	8.0%	8,784,125	8,350,610	3,193,318	5,157,291	114,000	327,670	4,715,622	Fee Simple
Property	4.01	473 Ridge Road			3,013,487	2,862,813	1,045,843	1,816,970	38,207	87,145	1,691,618	Fee Simple			Central Mills, LLC	318,389	05/31/2028	NAP	NAP	NAP
Property	4.02	207 Pond Avenue			2,087,132	1,982,775	821,598	1,161,177	31,337	60,227	1,069,613	Fee Simple			SilverLine Building Products	241,054	06/30/2020	NAP	NAP	NAP
Property	4.03	1616-1632 McDonald Avenue			1,153,510	1,095,835	155,116	940,718	16,512	25,809	898,398	Fee Simple			ABC Supply	16,750	03/31/2028	Chic Home Designs, LLC	4,950	12/31/2024
Property	4.04	40 Cragwood Road			2,529,996	2,409,187	1,170,760	1,238,426	27,944	154,489	1,055,994	Fee Simple			PSEG Power LLC	60,337	01/31/2023	Public Service Electric & Gas	41,443	12/31/2024
Loan	5	The Gateway(2)	11.4%	11.3%	45,888,155	48,863,999	11,209,094	37,654,905	313,500		37,341,405	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	6	Aon Center(2)(36)	15.5%	15.0%	59,255,107	97,775,632	46,208,188	51,567,444	472,131	1,388,620	49,706,693	Fee Simple			Aon Corporation	423,047	12/31/2028	KPMG LLP	304,439	08/05/2027
Loan	7	636 11th Avenue(2)(33)(37)	10.3%	9.9%	31,777,847	37,529,208	12,805,959	24,723,249	95,881	987,007	23,640,361	Fee Simple			The Ogilvy Group, Inc.	564,004	06/30/2029	NAP	NAP	NAP
Loan	8	Meridian Corporate Center(2)(37)	11.0%	10.0%	14,453,725	13,496,059	5,134,415	8,361,644	138,341	657,715	7,565,588	Fee Simple
Property	8.01	2520 Meridian Parkway										Fee Simple			Parexel International, LLC	103,899	12/31/2026	Pappas Capital, LLC	7,817	10/31/2021
Property	8.02	2525 Meridian Parkway										Fee Simple			Merritt, Webb, Wilson & Caruso PLLC	17,500	11/30/2021	Nuventra, Inc.	15,151	08/31/2023
Property	8.03	2605 Meridian Parkway										Fee Simple			Avaya, Inc.	49,387	05/31/2027	Leidos Innovations Corporation	6,430	03/31/2022
Property	8.04	2810 Meridian Parkway										Fee Simple			Spoonflower, Inc.	44,384	02/28/2025	Tergus Pharma, LLC	19,489	04/30/2021
Property	8.05	2510 Meridian Parkway										Fee Simple			BASF Corporation	21,226	09/30/2021	Health Decisions	20,445	06/30/2023
Property	8.06	2600 Meridian Parkway										Fee Simple			Parata Systems, LLC	65,000	12/31/2021	NAP	NAP	NAP
Property	8.07	2700 Meridian Parkway										Fee Simple			NVIDIA Corporation	33,226	12/31/2024	Professional Recover	18,411	05/31/2020
Property	8.08	2800 Meridian Parkway										Fee Simple			EBSCO Publishing, Inc.	27,368	10/31/2021	Connections Education	10,876	08/31/2024
Property	8.09	2505 Meridian Parkway										Fee Simple			Chimerix, Inc.	24,862	02/28/2021	Unicorn HRO, LLC	11,393	12/31/2022
Property	8.10	2500 Meridian Parkway										Fee Simple			CrossFit 919	5,953	02/28/2021	Polarean, Inc.	4,177	09/30/2021
Loan	9	65 Bay Street(2)	13.8%	13.7%	20,914,884	19,839,178	6,031,943	13,807,234	114,369	17,459	13,675,406	Fee Simple			CVS	10,410	03/31/2038	CycleBar	3,329	04/30/2028
Loan	10	Sheraton Music City(2)	11.7%	11.7%	17,958,000	25,851,995	17,679,953	8,172,043			8,172,043	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	11	Westbrook Corporate Center(2)	12.6%	10.6%	22,925,838	25,759,727	13,297,831	12,461,895	367,300	1,622,742	10,471,853	Fee Simple			Follett Higher Education Group, Inc.	153,464	10/31/2025	Ingredion Incorporated	123,515	11/30/2027
Loan	12	Best Buy - Sherman Oaks	8.1%	8.0%	2,701,710	3,163,797	559,937	2,603,861	5,500	27,500	2,570,861	Fee Simple			Best Buy Stores, L.P.	55,000	01/31/2028	NAP	NAP	NAP
Loan	13	Embassy Suites Glendale(2)	11.3%	11.3%	16,950,463	19,903,033	12,222,381	7,680,652			7,680,652	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	14	EOS 21(2)(37)	7.5%	7.3%	19,537,268	20,810,006	9,526,556	11,283,449	297,360		10,986,089	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	15	JAGR Hotel Portfolio(2)(36)	11.4%	11.4%	20,839,374	35,959,026	30,374,949	5,584,077			5,584,077	Fee Simple
Property	15.01	DoubleTree Grand Rapids			6,838,620	9,107,931	7,282,297	1,825,634			1,825,634	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	15.02	Hilton Jackson			7,965,020	17,284,589	14,979,734	2,304,855			2,304,855	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	15.03	DoubleTree Annapolis			6,035,734	9,566,506	8,112,918	1,453,588			1,453,588	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	16	Crowne Plaza Dallas	14.7%	12.4%	10,648,954	15,893,528	11,850,359	4,043,169	635,741		3,407,428	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	17	808 Olive Retail & Parking	8.2%	7.9%	1,237,080	3,006,446	795,943	2,210,503	39,944	35,770	2,134,789	Fee Simple			L&R Auto Parks	3,385	03/31/2030	Coconuts Fish Café	3,101	07/31/2028
Loan	18	Riverwalk Apartments	11.5%	11.2%	4,549,948	4,322,451	1,460,549	2,861,902	70,200		2,791,702	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	19	Maple Street(33)	11.9%	10.0%	4,553,509	5,079,483	2,213,231	2,866,252	149,726	308,648	2,407,878	Fee Simple			Myers Controlled Power	222,440	12/31/2023	ASC Industries	139,130	01/16/2020
Loan	20	180 Bedford Avenue	7.2%	7.1%	2,306,890	1,655,490	206,962	1,448,528	1,848	28,066	1,418,613	Fee Simple			Chase Bank	5,082	01/31/2028	NAP	NAP	NAP
Loan	21	The Market at Czech Hall	9.1%	8.6%	2,588,034	2,470,483	550,582	1,919,900	16,164	102,971	1,800,764	Fee Simple			Academy Sports	62,943	02/29/2032	Ross Dress for Less	21,991	01/31/2028
Loan	22	Kona Coast(37)	9.0%	8.7%	2,553,160	2,873,420	1,167,085	1,706,335	16,295	41,960	1,648,081	Leasehold	12/31/2089	None	Puna Plantation Hawaii, LTD	28,422	01/31/2029	Pier 1 Imports	11,990	06/30/2022
Loan	23	High Peaks(36)	12.9%	12.9%	7,811,396	11,539,931	9,093,940	2,445,991			2,445,991	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	24	Hampton Inn Lake Buena Vista	13.1%	11.8%	5,505,957	5,605,403	3,253,186	2,352,217	224,216		2,128,001	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	25	Atlantic Times Square(2)	9.5%	9.2%	13,998,264	14,250,504	4,913,493	9,337,011	56,926	312,849	8,967,236	Fee Simple			AMC Theater	75,000	08/31/2030	24 Hour Fitness	30,842	08/31/2025
Loan	26	Courtyard Hershey	13.3%	11.9%	5,437,790	5,891,333	3,507,127	2,384,206	235,653		2,148,553	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	27	Greentree Plaza	10.2%	9.5%	1,857,919	2,002,490	417,496	1,584,994	18,294	89,807	1,476,892	Fee Simple			Sportman's Warehouse, Inc.	38,533	06/30/2027	Rent A Center, Inc.	4,478	11/30/2019
Loan	28	Centennial Crossroads Plaza	9.4%	8.9%	1,517,937	1,972,171	561,128	1,411,043	15,812	54,274	1,340,957	Fee Simple			Vons Grocery	55,256	01/31/2028	JP Morgan Chase Bank	4,300	04/07/2023
Loan	29	Steelyard Commons(2)	9.4%	8.8%	4,550,365	9,313,853	5,157,557	4,156,296	53,077	200,000	3,903,219	Fee Simple			Aspire Fitness	30,038	10/31/2032	Marshall's	28,608	05/31/2027
Loan	30	Amsdell Belmont Self Storage(33)	9.4%	9.3%	2,207,642	1,926,825	597,756	1,329,069	13,627		1,315,442	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	31	Washington Square Shopping Center	11.5%	10.5%	1,989,479	2,134,948	531,066	1,603,882	38,863	95,270	1,469,749	Fee Simple			Belk	42,960	02/28/2023	NC DEHNR	39,941	05/31/2023
Loan	32	Shoppes at the Lakes Phase I	8.2%	7.9%	1,262,794	1,216,542	285,300	931,242	4,224	21,268	905,751	Fee Simple			CVS (GL)	14,576	01/31/2044	McDonald's (GL)	4,400	10/08/2038
Loan	33	311-313 East 60th Street	10.1%	9.9%	1,561,262	1,483,243	474,609	1,008,634	9,963	8,260	990,412	Fee Simple			The Jeffrey	1,475	05/01/2028	C&M Cycles, LLC	1,475	01/31/2021
Loan	34	Park Santa Fe(37)	10.0%	9.5%	964,768	1,333,995	348,654	985,341	22,655	22,734	939,952	Fee Simple			Harbor Freight	14,588	03/31/2026	CVS	12,865	02/29/2020
Loan	35	Courtyard - Missoula, MT	13.9%	12.5%	3,184,435	3,422,586	2,101,403	1,321,183	136,903		1,184,280	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	36	Baywoods Apartments	9.3%	9.1%	1,498,944	1,542,747	759,050	783,698	18,750		764,948	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	37	2828 Newell	8.4%	8.1%	861,887	831,342	163,135	668,207	3,675	18,377	646,155	Fee Simple			Clare V	6,063	04/30/2022	La Colombe	4,277	07/31/2027
Loan	38	Hobby Lobby Palmdale(37)	8.6%	8.2%	631,833	600,241		600,241	4,395	23,700	572,146	Fee Simple			Hobby Lobby	54,942	08/31/2032	NAP	NAP	NAP
Loan	39	Riverton Spring Creek	9.0%	8.6%	647,914	717,293	141,638	575,656	3,505	17,526	554,624	Fee Simple			Fresenius	11,342	11/30/2030	COL, Inc.	1,636	08/30/2021
Loan	40	Northlake Village	9.9%	9.1%	1,349,064	1,207,615	609,159	598,456	47,458		550,997	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	41	WA-OH Retail Portfolio	9.8%	9.1%	537,812	694,082	192,891	501,190	9,826	29,413	461,951	Fee Simple
Property	41.01	Spokane Retail										Fee Simple			Planet Fitness	21,896	09/30/2027	Goodwill	20,443	04/30/2029
Property	41.02	Advanced Auto										Fee Simple			Advanced Auto Parts	6,790	12/31/2024	NAP	NAP	NAP
Loan	42	834 1st Street	13.6%	13.2%	739,200	702,240	21,281	680,959	1,800	18,960	660,199	Fee Simple			Fogo de Chao (FOGO)	12,000	06/09/2028	NAP	NAP	NAP
Loan	43	844 2nd Avenue	7.3%	7.0%	433,583	411,904	154,826	257,079	693	10,773	245,613	Fee Simple			La Trattoria Pizza	930	07/31/2027	Curry Ya	785	06/30/2022
Loan	44	Fresenius Medical Center Portfolio	10.1%	10.0%	347,187	342,413	10,272	332,140	1,547	3,495	327,098	Fee Simple
Property	44.01	Fresenius - Wichita			221,201	218,159	6,545	211,615	834	2,037	208,744	Fee Simple			Fresenius-Wichita	8,342	12/31/2037	NAP	NAP	NAP
Property	44.02	Fresneius - Albuquerque			125,986	124,253	3,728	120,526	713	1,458	118,355	Fee Simple			Fresenius-Albuquerque	7,127	12/31/2037	NAP	NAP	NAP

Benchmark 2018-B4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

														Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront
					Lease			Lease			Lease		Occupancy	Replacement	Replacement	TI/LC	TI/LC	Tax	Tax	Insurance	Insurance	Engineering
Property Flag	ID	Property Name	3rd Largest Tenant(22)(24)	SF	Expiration	4th Largest Tenant(23)(24)	SF	Expiration	5th Largest Tenant(22)(24)	SF	Expiration	Occupancy(4)(21)(26)	As-of Date	Reserves($)(28)(31)	Reserves ($)(29)(30)(31)	Reserves ($)(28)(31)	Reserves ($)(29)(30)(31)	Reserves ($)(28)	Reserves ($)(29)(30)	Reserves($)(28)	Reserves ($)(29)(30)	Reserve($)(28)
Loan	1	Aventura Mall(2)	Zara	34,454	10/31/2029	XXI Forever	32,504	06/30/2018	H & M	28,830	01/31/2027	92.8%	02/14/2018		Springing		Springing		Springing		Springing
Loan	2	181 Fremont Street(2)(36)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2018		Springing				509,418		Springing
Loan	3	Marina Heights State Farm(2)	Compass	16,800	12/31/2031	Honor Health	5,736	07/31/2027	NAP	NAP	NAP	99.5%	12/07/2017		Springing		Springing		Springing		Springing
Loan	4	Tri-State Distribution Portfolio										100.0%	Various		9,391		15,026	114,310	79,632	67,912	15,717	262,323
Property	4.01	473 Ridge Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2018
Property	4.02	207 Pond Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2018
Property	4.03	1616-1632 McDonald Avenue	Phantom Communication	4,400	12/31/2024	Moisha's Kosher Discount	3,800	02/28/2022	Marina Cooling, Inc.	2,500	05/31/2022	100.0%	04/01/2018
Property	4.04	40 Cragwood Road	Minnwhale LLC	26,509	02/28/2028	Landmark Education LLC	11,430	03/31/2027	NAP	NAP	NAP	100.0%	01/05/2018
Loan	5	The Gateway(2)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	96.7%	01/25/2018		Springing				Springing		Springing
Loan	6	Aon Center(2)(36)	Jones Lang LaSalle Inc.	200,730	05/31/2032	Integrys Business Support, LLC	190,997	4/30/2029; 2/28/2025	Daniel J Edelman, Inc.	183,719	12/31/2024	87.9%	05/01/2018		57,859		Springing	6,612,672	1,502,880	1,084,347	120,483	69,978
Loan	7	636 11th Avenue(2)(33)(37)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/01/2018	7,990	7,990		Springing		Springing	76,801	25,600	1,198,696
Loan	8	Meridian Corporate Center(2)(37)										90.6%	02/20/2018	12,681	12,681	2,350,000	Springing	435,013	108,753		Springing
Property	8.01	2520 Meridian Parkway	NCS Pearson, Inc.	2,047	01/31/2022	Chordoma Foundation	1,520	03/31/2020	NAP	NAP	NAP	100.0%	02/20/2018
Property	8.02	2525 Meridian Parkway	MDB, Inc.	5,575	02/28/2023	Gary Gaulden LLC	5,371	08/31/2024	Spoonflower, Inc.	5,110	03/31/2019	71.6%	02/20/2018
Property	8.03	2605 Meridian Parkway	Piedmont Investment Advisors, LLC	6,003	11/30/2020	Scriptorium Publishing SE	2,516	02/29/2020	Emerginmed.Com	1,730	10/31/2019	89.2%	02/20/2018
Property	8.04	2810 Meridian Parkway	Family Health International	16,083	04/30/2024	Qualyst Transporter Solutions, LLC	6,096	06/30/2019	Orkin, LLC	3,532	11/30/2020	88.8%	02/20/2018
Property	8.05	2510 Meridian Parkway	Cerner Corporation	12,190	09/30/2024	NAP	NAP	NAP	NAP	NAP	NAP	83.6%	02/20/2018
Property	8.06	2600 Meridian Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	99.1%	02/20/2018
Property	8.07	2700 Meridian Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	02/20/2018
Property	8.08	2800 Meridian Parkway	Parion Sciences, Inc.	9,248	11/30/2020	Nuance Communications, Inc.	3,574	07/31/2018	NAP	NAP	NAP	100.0%	02/20/2018
Property	8.09	2505 Meridian Parkway	Camargo Pharmaceutical Services, LLC	6,450	09/30/2022	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	02/20/2018
Property	8.10	2500 Meridian Parkway	Café Meridian	3,153	08/31/2019	Gentiva Health Services	1,900	05/31/2019	SSOE, Inc.	1,900	08/31/2018	75.8%	02/20/2018
Loan	9	65 Bay Street(2)	F45 Training	2,770	03/14/2028	Maggie's Farm Espresso	950	03/31/2023	NAP	NAP	NAP	93.7%	03/27/2018		Springing	1,081,217	1,455	64,630	64,630		Springing
Loan	10	Sheraton Music City(2)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	70.7%	04/30/2018	77,916	Borrower is required to deposit 4.0% of annual gross income from operations for the calendar month occurring two months prior.				Springing		Springing
Loan	11	Westbrook Corporate Center(2)	American Imaging Management	91,687	12/31/2020	Insurance Auto Auctions, Inc.	78,110	08/31/2027	Loyola University Physician Foundation	45,612	03/31/2024	83.7%	03/31/2018	392,719	30,608	4,650,000	Springing	975,307	487,654		Springing	357,281
Loan	12	Best Buy - Sherman Oaks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/01/2018	458	458			180,000	35,944		Springing
Loan	13	Embassy Suites Glendale(2)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	88.1%	02/28/2018	69,500	Borrower is required to deposit the greater of (i) the sum of 1/12th of 4.0% of annual gross income from operations and any amounts then-required for any PIP pursuant to the franchise agreement and (ii) such higher amount required by the franchisor pursuant to the franchise agreement.			347,034	69,407		Springing
Loan	14	EOS 21(2)(37)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.9%	04/16/2018						Springing		Springing	186,208
Loan	15	JAGR Hotel Portfolio(2)(36)										63.9%	02/28/2018		Borrower will be required to deposit the aggregate of (i) 4.0% of gross revenues (excluding gross revenues from the operation of Drago's Restaurant) for the calendar month occurring two months prior and (ii) 2.0% of gross revenues from the operation of Drago's Restaurant for the calendar month occurring two months prior.			376,078	69,378		Springing	32,010
Property	15.01	DoubleTree Grand Rapids	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	67.0%	02/28/2018
Property	15.02	Hilton Jackson	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	65.7%	02/28/2018
Property	15.03	DoubleTree Annapolis	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	58.5%	02/28/2018
Loan	16	Crowne Plaza Dallas	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	66.8%	02/28/2018		Springing				56,610		Springing
Loan	17	808 Olive Retail & Parking	Shake Shack	3,000	03/31/2028	Sweetgreen	2,800	07/31/2033	Shibumi	2,700	01/31/2026	84.7%	05/01/2018		1,933		3,030	60,646	30,323		Springing
Loan	18	Riverwalk Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2018		4,875				20,300	115,566	11,556	21,850
Loan	19	Maple Street(33)	Commercial Honing LLC	100,000	07/17/2023	TSG Resources	57,361	01/14/2020	LogilstiCold, LLC	50,000	03/21/2021	80.2%	05/30/2018		9,360		25,000		38,665		Springing
Loan	20	180 Bedford Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	41.2%	04/01/2018		154			2,138	1,069	4,345	724
Loan	21	The Market at Czech Hall	Marshalls	21,000	03/31/2027	Petco	12,500	01/31/2028	Ulta Salon	10,002	03/31/2027	100.0%	03/31/2018		1,345		8,581	67,956	22,652	13,923	2,280
Loan	22	Kona Coast(37)	O'Reilly Auto Enterprises, LLC	9,469	11/09/2023	Fun Factory, Inc	5,120	01/31/2026	HFS Federal Credit Union	2,560	03/31/2023	83.2%	04/30/2018		1,358	500,000	Springing	61,877	15,469		Springing	94,903
Loan	23	High Peaks(36)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	64.6%	03/31/2018		Springing			119,451	24,706		Springing
Loan	24	Hampton Inn Lake Buena Vista	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	90.1%	01/31/2018		Borrower is required to deposit the greater of (i) 4.0% of the projected rents for the prior month, (ii) the amount due under the management agreement and (iii) the amount due under the franchise agreement for FF&E Work			111,322	15,903	8,428	4,214	18,860
Loan	25	Atlantic Times Square(2)	Atlantic Seafood and Dim Sum Restaurant	12,000	03/20/2022	Teletron	6,205	01/31/2026	Tokyo Wako	5,977	06/30/2020	96.9%	03/01/2018	4,744	4,744	11,487	11,487	483,974	161,325	140,595	15,622
Loan	26	Courtyard Hershey	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	74.2%	04/30/2018		1/12th of 4.0% of the greater of (i) the gross revenues for the prior calendar year or (ii) the projected annual gross revenues for the calendar year in which the payment date falls			85,790	14,298		5,377
Loan	27	Greentree Plaza	The Sleep Train, Inc.	4,375	08/31/2026	KOR Fitness	3,600	12/31/2021	Interdent Service Corp dba Gentle Dental	3,455	03/31/2020	88.6%	02/13/2018	1,525	1,525	6,930	6,930		15,616		Springing	31,338
Loan	28	Centennial Crossroads Plaza	Victory Martial Arts	4,140	06/30/2021	Molly's	3,733	09/30/2020	Power Hour 360	3,200	12/31/2022	91.6%	04/12/2018		1,318	95,698	8,785	29,877	9,959		Springing
Loan	29	Steelyard Commons(2)	K&G	22,410	08/31/2023	Party City	20,388	12/31/2025	Old Navy	19,000	07/31/2022	94.0%	05/09/2018		4,423		16,667	427,774	106,943		Springing
Loan	30	Amsdell Belmont Self Storage(33)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	87.8%	05/20/2018		1,136			56,016	14,004		Springing
Loan	31	Washington Square Shopping Center	Food Lion	37,675	08/10/2037	Golden Ticket Cinema	19,908	12/31/2026	The Cato Corporation	6,400	01/31/2022	93.8%	05/16/2018		4,048		8,096	57,737	8,248	23,768	7,923
Loan	32	Shoppes at the Lakes Phase I	Pacific Dental	3,200	10/31/2027	Del Taco	2,418	09/30/2037	Mountain Mike's Pizza	2,400	10/31/2028	100.0%	04/01/2018		352		1,772	7,140	3,570	1,060	1,060	1,044
Loan	33	311-313 East 60th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	96.8%	04/23/2018			350,000			Springing		Springing	24,313
Loan	34	Park Santa Fe(37)	Sacred Peaks Health Center	12,750	09/30/2019	O'Reilly Auto Parts	12,000	05/20/2020	Family Dollar	10,445	12/31/2019	97.8%	04/24/2018		1,888	275,000	Springing	6,561	6,561		Springing	25,850
Loan	35	Courtyard - Missoula, MT	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	74.2%	03/31/2018		1/12th of 4.0% of the greater of (i) the gross revenues for the prior calendar year or (ii) the projected annual gross revenues for the calendar year in which the payment date falls				16,360	27,789	2,526
Loan	36	Baywoods Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.9%	04/05/2018		1,563			29,014	14,507		Springing
Loan	37	2828 Newell	Black Box	3,421	08/31/2021	Ways & Means	2,963	11/30/2022	Epic Magazine	1,852	02/28/2020	80.2%	02/28/2018		204		1,531	9,638	4,819		Springing	3,000
Loan	38	Hobby Lobby Palmdale(37)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2018		366		1,975	16,249	5,416		Springing
Loan	39	Riverton Spring Creek	Eco Pharmacy	1,400	09/01/2025	Edward Jones	1,166	04/30/2023	NAP	NAP	NAP	88.7%	04/24/2018		292	52,965	1,461	23,791	4,000	1,161	1,161
Loan	40	Northlake Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.3%	04/05/2018		3,955			66,431	11,072	8,098	4,049	33,750
Loan	41	WA-OH Retail Portfolio										100.0%	Various		1,024		4,094	11,200	6,679		Springing
Property	41.01	Spokane Retail	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/03/2018
Property	41.02	Advanced Auto	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2018
Loan	42	834 1st Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2018		Springing		Springing		Springing		Springing
Loan	43	844 2nd Avenue	Midtown East Side Studio LLC	361	10/31/2022	Matto Restaurant	266	03/31/2022	NAP	NAP	NAP	100.0%	12/31/2017		58		833	11,874	11,874	3,937	787	7,500
Loan	44	Fresenius Medical Center Portfolio										100.0%	07/06/2018		Springing		Springing		Springing		Springing
Property	44.01	Fresenius - Wichita	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2018
Property	44.02	Fresneius - Albuquerque	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2018

Benchmark 2018-B4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				Monthly	Other	Environmental		Franchise								Existing		Future Debt
			Other	Other	Reserves	Report	Engineering	Agreement	Loan				Non-Trust Pari Passu	Non-Trust Pari Passu	Non-Trust Pari Passu	Additional Sub Debt		Permitted
Property Flag	ID	Property Name	Reserves ($)	Reserves ($)(29)(30)	Description(28)(32)	Date(34)	Report Date	Expiration Date	Purpose	Sponsor(27)	Guarantor(35)	Previous Securitization	Original Balance	Cut-off Date Balance	Balloon Balance	Amount	Existing Additional Sub Debt Description	Type
Loan	1	Aventura Mall(2)	26,168,910		Outstanding Tenant Obligations Reserve (Upfront: 19,392,145); Bridge Rent and Reimbursement Reserve (Upfront: 6,776,765)	04/27/2018	04/27/2018	NAP	Refinance	Simon Property Group, L.P.; Jacquelyn Soffer; Jeffrey Soffer	Simon Property Group, L.P.; Jacquelyn Soffer; Jeffrey Soffer	AVMT 2013-AVM	1,291,700,000	1,291,700,000	1,291,700,000	343,300,000	B Notes	NAP
Loan	2	181 Fremont Street(2)(36)	111,096,358	Springing	Free Rent Reserve (Upfront: 68,379,092); Outstanding TI/LC Reserve (Upfront: 42,717,266); Lease Sweep Reserve (Monthly: Springing)	03/07/2018	03/06/2018	NAP	Refinance	Joseph K. Paul	Paul Guarantor LLC		170,000,000	170,000,000	170,000,000	225,000,000	Mezzanine A Loan: $175,000,000; Mezzanine B Loan: $50,000,000	NAP
Loan	3	Marina Heights State Farm(2)			Ground Rent Reserve (Monthly: Springing)	11/28/2017	11/21/2017	NAP	Acquisition	Transwestern Investment Group; Corporate Properties Trust III, L.P.	NAP		500,000,000	500,000,000	500,000,000		None	NAP
Loan	4	Tri-State Distribution Portfolio		Springing	Ridge Property ISRA Reserve	Various	Various		Acquisition/Refinance	Joseph Saadia	Joseph Saadia						None	NAP
Property	4.01	473 Ridge Road				04/04/2018	03/30/2018	NAP				MSC 2007-HQ11
Property	4.02	207 Pond Avenue				01/24/2018	11/30/2017	NAP
Property	4.03	1616-1632 McDonald Avenue				04/03/2018	04/16/2018	NAP
Property	4.04	40 Cragwood Road				05/18/2018	05/16/2018	NAP				WBCMT 2007-C30
Loan	5	The Gateway(2)				02/14/2018	02/14/2018	NAP	Refinance	Prime Property Fund II, L.P.; C M Golden Gate, Inc.; Oakhill Gateway Partners, L.P.	NAP		280,000,000	280,000,000	280,000,000	220,000,000	$105,000,000 B-Notes; $115,000,000 C-Notes	NAP
Loan	6	Aon Center(2)(36)	82,732,431		New Lease Reserve (Upfront: 38,000,000); Performance Reserve (Upfront: 18,300,000); Outstanding TI Reserve (Upfront: 13,236,245); Amenity Floor Capital Expenditure Reserve (Upfront: 7,960,197); Outstanding Free Rent Reserve (Upfront: 5,235,989)	02/26/2018	02/26/2018	NAP	Refinance	Mark Karasick; Michael Silberberg	Mark Karasick; Michael Silberberg		300,000,000	300,000,000	300,000,000	327,500,000	B Note: $186,000,000; Mezzanine A Loan: $73,750,000; Mezzanine B Loan: $67,750,000	NAP
Loan	7	636 11th Avenue(2)(33)(37)	137,671	Springing	Outstanding TI/LC Reserve (Upfront: 137,671); Dark Trigger Reserve (Springing Monthly: Excess Cash Flow)	04/11/2018	04/10/2018	NAP	Refinance	Behrouz Ben Hakimian; Joe Hakimian	Behrouz Ben Hakimian; Joe Hakimian		190,000,000	190,000,000	190,000,000		None	Mezzanine
Loan	8	Meridian Corporate Center(2)(37)	3,903,855	5,492	Outstanding TI/LC Reserve (Upfront: 3,125,744); Free Rent Reserve (Upfront: 778,111); Avaya Reserve (Monthly: 5,492); Parata Reserve (Monthly: Springing)	01/10/2018	Various		Acquisition	Accesso Investment Properties VI (US), LLLP; Accesso Investment Properties VI, LLLP	Accesso Investment Properties VI (US), LLLP; Accesso Investment Properties VI, LLLP		30,000,000	30,000,000	27,489,591		None	Mezzanine
Property	8.01	2520 Meridian Parkway				01/10/2018	01/09/2018	NAP				JPMBB 2014-C24	6,236,388	6,236,388	5,714,525
Property	8.02	2525 Meridian Parkway				01/10/2018	01/09/2018	NAP				JPMBB 2014-C24	4,538,086	4,538,086	4,158,338
Property	8.03	2605 Meridian Parkway				01/10/2018	02/15/2018	NAP				JPMBB 2014-C24	3,439,667	3,439,667	3,151,835
Property	8.04	2810 Meridian Parkway				01/10/2018	01/09/2018	NAP				JPMBB 2014-C24	3,424,445	3,424,445	3,137,887
Property	8.05	2510 Meridian Parkway				01/10/2018	01/10/2018	NAP				JPMBB 2014-C24	3,201,717	3,201,717	2,933,796
Property	8.06	2600 Meridian Parkway				01/10/2018	01/09/2018	NAP				JPMBB 2014-C24	2,784,102	2,784,102	2,551,127
Property	8.07	2700 Meridian Parkway				01/10/2018	01/09/2018	NAP				JPMBB 2014-C24	2,004,554	2,004,554	1,836,812
Property	8.08	2800 Meridian Parkway				01/10/2018	01/09/2018	NAP				JPMBB 2014-C24	1,809,666	1,809,666	1,658,233
Property	8.09	2505 Meridian Parkway				01/10/2018	01/09/2018	NAP				JPMBB 2014-C24	1,781,825	1,781,825	1,632,722
Property	8.10	2500 Meridian Parkway				01/10/2018	01/09/2018	NAP				JPMBB 2014-C24	779,549	779,549	714,316
Loan	9	65 Bay Street(2)	946,713	6,971	Advance Residential Rent Reserve (Upfront: 779,126); Free Commercial Rent Reserve (Upfront: 160,616); Common Charges Reserve (Upfront: 6,971; Monthly: 6,971)	10/02/2017	10/02/2017	NAP	Refinance	Seryl Kushner; KABR Real Estate Investment Partners II, LLC	Seryl Kushner; KABR Real Estate Investment Partners II, LLC		60,000,000	60,000,000	60,000,000	100,000,000	A2 Subordinate Note ($60,400,000); B Note ($39,600,000)	NAP
Loan	10	Sheraton Music City(2)	1,433,000		PIP Reserve	04/25/2018	04/27/2018	06/30/2036	Refinance	National Hotel Investors, LLC	National Hotel Investors, LLC		30,000,000	29,963,552	24,619,228		None	NAP
Loan	11	Westbrook Corporate Center(2)	7,330,378		Unfunded Obligations Reserve	03/23/2018	03/22/2018	NAP	Acquisition	Raymond Massa	Raymond Massa	GSMS 2007-EOP	59,000,000	58,927,254	48,289,996		None	NAP
Loan	12	Best Buy - Sherman Oaks				03/26/2018	03/26/2018	NAP	Refinance	Gerard Alexander Sponsor LLC	Gerard Alexander Sponsor LLC						None	NAP
Loan	13	Embassy Suites Glendale(2)				04/12/2018	04/10/2018	06/30/2028	Refinance	Ronnie Lam	Ronnie Lam	JPMBB 2013-C14	37,000,000	37,000,000	37,000,000		None	NAP
Loan	14	EOS 21(2)(37)				10/25/2017	10/25/2017	NAP	Acquisition	CIM SMA I-B Investments, LLC	CIM SMA I-B Investments, LLC		120,000,000	120,000,000	120,000,000		None	Mezzanine
Loan	15	JAGR Hotel Portfolio(2)(36)		Springing	PIP Reserve (Monthly: Springing)	Various	03/20/2018		Refinance	Chad Cooley; Russell Flicker; Jonathan Rosenfeld; Bernard Michael	Chad Cooley; Russell Flicker; Jonathan Rosenfeld; Bernard Michael		20,000,000	20,000,000	19,434,553	5,000,000	Mezzanine Debt	NAP
Property	15.01	DoubleTree Grand Rapids				03/19/2018	03/20/2018	03/31/2030				JPMBB 2015-C30	7,361,111	7,361,111	7,152,995
Property	15.02	Hilton Jackson				03/20/2018	03/20/2018	07/31/2027				JPMBB 2015-C30	6,944,444	6,944,444	6,748,108
Property	15.03	DoubleTree Annapolis				03/20/2018	03/20/2018	10/31/2028				JPMBB 2015-C30	5,694,444	5,694,444	5,533,449
Loan	16	Crowne Plaza Dallas	3,130,000	42,250	PIP Reserve (Upfront: 3,130,000; Monthly: 26,250); Seasonal Working Capital Reserve (Monthly: 16,000)	11/22/2017	11/21/2017	03/05/2037	Acquisition	Frank Yuan	Frank Yuan						None	NAP
Loan	17	808 Olive Retail & Parking	1,350,185		Unfunded Obligations Reserve (Upfront: 897,940); Gap Rent Reserve (Upfront: 452,245)	03/23/2018	03/26/2018	NAP	Refinance	L&R Investment Company	L&R Investment Company						None	NAP
Loan	18	Riverwalk Apartments		Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	11/30/2017	12/01/2017	NAP	Refinance	Jacqueline Price	Jacqueline Price						None	NAP
Loan	19	Maple Street(33)	250,000	Springing	State of Ohio Reserve (Upfront: 250,000); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	12/15/2017	12/05/2017	NAP	Refinance	Stuart Lichter; Christopher Semarjian; The Stuart Lichter Trust U/T/D November 11, 2013	Stuart Lichter; Christopher Semarjian; The Stuart Lichter Trust U/T/D November 11, 2013						None	NAP
Loan	20	180 Bedford Avenue	5,237,500	Springing	Vacant Retail Reserve (Upfront: 4,000,000); Unfunded Obligations Reserve (Upfront: 850,000); Free Rent Reserve (Upfront: 387,500; Monthly: Springing)	04/04/2018	04/04/2018	NAP	Refinance	Joseph J. Sitt	Joseph J. Sitt						None	NAP
Loan	21	The Market at Czech Hall				03/28/2018	03/27/2018	NAP	Refinance	George B. Tomlin	George B. Tomlin						None	NAP
Loan	22	Kona Coast(37)	796,481	Springing	Fun Factory Reserve (Upfront: 721,715); Free Rent Reserve (Springing); Ground Rent Reserve (Upfront: 74,766.33; Monthly: Springing); Future Construction Reserve (Future one-time deposit: Springing); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	01/03/2018	01/02/2018	NAP	Refinance	National Credit Tenant Investments, LLC	National Credit Tenant Investments, LLC						None	Mezzanine
Loan	23	High Peaks(36)	3,300,000	Springing	PIP Reserve (Upfront: $3,000,000; Monthly: Springing); Seasonality Reserve (Upfront: $300,000; Monthly: Springing)	04/09/2018	04/09/2018	NAP	Refinance	Chad Cooley; Russell Flicker; Jonathan Rosenfeld; Bernard Michael	Chad Cooley; Russell Flicker; Jonathan Rosenfeld; Bernard Michael	COMM 2013-CR10				4,000,000	Mezzanine Debt	NAP
Loan	24	Hampton Inn Lake Buena Vista	1,500,000	41,667	PIP Reserve (Upfront: 1,500,000; Monthly: 41,667)	04/02/2018	04/02/2018	11/30/2036	Refinance	E. Philip Saunders; Joseph G. Bucci	E. Philip Saunders; Joseph G. Bucci	WFRBS 2012-C6					None	NAP
Loan	25	Atlantic Times Square(2)		Springing	AMC Reserve (Springing Monthly: Excess Cash Flow)	02/07/2018	02/07/2018	NAP	Refinance	Ronnie Lam	Ronnie Lam	JPMCC 2013-C13	80,000,000	80,000,000	80,000,000		None	NAP
Loan	26	Courtyard Hershey		Springing	PIP Reserve	03/16/2018	03/15/2018	04/01/2042	Refinance	Lance T. Shaner	Lance T. Shaner						None	NAP
Loan	27	Greentree Plaza	400,000		Sales Reserve	03/01/2018	03/01/2018	NAP	Refinance	Alan C. Fox	Alan C. Fox	MLCFC 2006-4					None	NAP
Loan	28	Centennial Crossroads Plaza		Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	03/07/2018	03/08/2018	NAP	Acquisition	Investment Concepts, Inc.	Investment Concepts, Inc.						None	NAP
Loan	29	Steelyard Commons(2)	1,062,594		Aspire Reserve (Upfront: 901,140); Aspire LC Reserve (Upfront: 161,454.25)	03/07/2018	02/12/2018	NAP	Refinance	Mitchell C. Schneider	Mitchell C. Schneider	JPMBB 2013-C12	30,000,000	30,000,000	25,862,149		None	NAP
Loan	30	Amsdell Belmont Self Storage(33)				04/27/2018	04/24/2018	NAP	Refinance	Barry L. Amsdell	Barry L. Amsdell	GSMS 2013-GC12					None	NAP
Loan	31	Washington Square Shopping Center				03/01/2018	03/01/2018	NAP	Acquisition	Huo You Liang	Huo You Liang						None	NAP
Loan	32	Shoppes at the Lakes Phase I	290,777		Unfunded Obligations Reserve ($150,000); Gap Rent Reserve ($140,777)	04/02/2018	04/02/2018	NAP	Refinance	Lawrence J. Canale; Joseph D. Meyer	Lawrence J. Canale; Lawrence J. Canale and Debbie L. Canale, Co-Trustees of the Canale Family Trust, Under Declaration of Trust Dated November 7, 1997; Joseph D. Meyer; Joseph D. Meyer and Maggie K. Meyer, Co-Trustees of the Meyer Family Trust, Under Declaration of Trust Dated November 30, 1990						None	NAP
Loan	33	311-313 East 60th Street				04/17/2018	04/17/2018	NAP	Refinance	Steven M. Israel	Steven M. Israel						None	NAP
Loan	34	Park Santa Fe(37)		Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	03/19/2018	03/19/2018	NAP	Acquisition	CCA Acquisition Company, LLC	CCA Acquisition Company, LLC	CGCMT 2007-C6					None	Mezzanine
Loan	35	Courtyard - Missoula, MT	623,200		PIP Reserve (Upfront: 618,200); Comfort Letter Transfer Reserve (Upfront: 5,000)	03/07/2018	03/06/2018	05/31/2028	Acquisition	Surendra V. Jain	Surendra V. Jain	MSBAM 2015-C23					None	NAP
Loan	36	Baywoods Apartments	86,513		Common Area Reserve	02/23/2018	02/23/2018	NAP	Acquisition	David Eckert; Jackson Mosher	David Eckert; Jackson Mosher						None	NAP
Loan	37	2828 Newell	222,445	Springing	Future Lease Reserve (Upfront: 200,000); Free Rent Reserve (Upfront: 22,445); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	04/03/2018	03/30/2018	NAP	Refinance	James M. Jacobsen	James M. Jacobsen						None	NAP
Loan	38	Hobby Lobby Palmdale(37)		Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow); Free Rent Reserve (Monthly: Springing)	02/09/2018	02/09/2018	NAP	Acquisition	Diversified Partners, Inc.	Diversified Partners, Inc.						None	Mezzanine
Loan	39	Riverton Spring Creek		Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	03/28/2018	03/26/2018	NAP	Refinance	Donald R. Morris, M.D.; Ruth Indahyung, M.D.; Arasu Gopinath, M.D.; Melinda McAnulty, M.D.; Sey Lau, M.D.; Jeff Barklow, M.D.; Dave Tien, M.D.; Kevin Jansen, M.D.	Donald R. Morris, M.D.; Ruth Indahyung, M.D.; Arasu Gopinath, M.D.; Melinda McAnulty, M.D.; Sey Lau, M.D.; Jeff Barklow, M.D.; Dave Tien, M.D.; Kevin Jansen, M.D.						None	NAP
Loan	40	Northlake Village				03/28/2018	04/17/2018	NAP	Acquisition	Tyler Ross; Michael Colman; David Colman	Tyler Ross; Michael Colman; David Colman	FNA 2014-M1					None	NAP
Loan	41	WA-OH Retail Portfolio		Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	05/21/2018	Various		Acquisition	Michael P. Kehoe; Lorri N. Kehoe	Michael P. Kehoe; Lorri N. Kehoe						None	NAP
Property	41.01	Spokane Retail				05/21/2018	04/30/2018	NAP
Property	41.02	Advanced Auto				05/21/2018	03/27/2018	NAP
Loan	42	834 1st Street				04/25/2018	04/25/2018	NAP	Acquisition	Corporations of New York Inc.	Corporations of New York Inc.						None	NAP
Loan	43	844 2nd Avenue	102,636		Midtown East Holdback Reserve	04/11/2018	05/14/2018	NAP	Refinance	Faraj Srour; David Yedid Lawi; Elliott Stavrach	Faraj Srour; David Yedid Lawi; Elliott Stavrach						None	NAP
Loan	44	Fresenius Medical Center Portfolio				04/03/2018	03/28/2018		Acquisition	Robert K. Moore; Helen R. Moore	Robert K. Moore; Helen R. Moore						None	NAP
Property	44.01	Fresenius - Wichita				04/03/2018	03/28/2018	NAP
Property	44.02	Fresneius - Albuquerque				04/03/2018	03/28/2018	NAP

Benchmark 2018-B4

FOOTNOTES TO ANNEX A-1

(1)	GACC—German American Capital Corporation or one of its affiliates; JPMCB—JPMorgan Chase Bank, National Association or one of its affiliates, CREFI— Citi Real Estate Funding Inc. or one of its affiliates.

(2)	With respect to the pari passu loans referenced below, the Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate and exclude the mezzanine debt and, in the case of any loans structured with A/B Notes, the secured subordinate debt. For additional information see “Description of the Mortgage Pool – The Whole Loans – General – Whole Loan Control Notes and Non-Control Notes” in this preliminary prospectus.
● Loan No. 1 – Aventura Mall
● Loan No. 2 – 181 Fremont Street
● Loan No. 3 – Marina Heights State Farm
● Loan No. 5 – The Gateway
● Loan No. 6 – Aon Center
● Loan No. 7 – 636 11th Avenue
● Loan No. 8 – Meridian Corporate Center
● Loan No. 9 – 65 Bay Street
● Loan No. 10 – Sheraton Music City
● Loan No. 11 – Westbrook Corporate Center
● Loan No. 13 – Embassy Suites Glendale
● Loan No. 14 – EOS 21
● Loan No. 15 – JAGR Hotel Portfolio
● Loan No. 25 – Atlantic Times Square
● Loan No. 29 – Steelyard Commons
(3)	With respect to any Mortgaged Property securing a multi-property Mortgage Loan, the amounts listed under the headings “Original Balance ($)” and “Cut-off Date Balance ($)” reflect the Allocated Loan Amount related to such Mortgaged Property.

(4)

		Office			Retail			Multifamily			Parking			Signage
Loan No.	Mortgage Loan	NRA (sq.ft.)	Occ.	%of GPR	NRA (sq. ft.)	Occ.	%of GPR	Units	Occ.	% of GPR	Spaces	Occ.	% of GPR	NRA (sq.ft.)	Occ.	%of GPR
5	The Gateway	NAP	NAP	NAP	71,970	88.6%	4.0%	1.254	96.7%	96.0%	NAP	NAP	NAP	NAP	NAP	NAP
9	65 Bay Street	NAP	NAP	NAP	17,459	100.0%	5.0%	447	93.7%	87.5%	624	NAP	7.4%	NAP	NAP	NAP
17	808 Olive Retail & Parking	NAP	NAP	NAP	19,935	84.7%	38.2%	NAP	NAP	NAP	759	NAP	61.8%	NAP	NAP	NAP
25	Atlantic Times Square	NAP	NAP	NAP	212,838	97.6%	64.9%	100	96.0%	35.1%	NAP	NAP	NAP	NAP	NAP	NAP
33	311-313 East 60th Street	NAP	NAP	NAP	2,950	100.0%	20.0%	31	96.8%	44.2%	NAP	NAP	NAP	NAP	NAP	35.7%
37	2828 Newell	13.081	77.6%	54.9%	11,421	100.0%	45.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

Loan No. 25 – Atlantic Times Square – The Mortgaged Property includes a total of 379,376 sq. ft. of rentable area, which consists of 212,838 sq. ft. of retail space and 166,538 sq. ft. of multifamily space (100 units).

(5)	Loan No. 5 – The Gateway - Pursuant to a recorded deed restriction, a portion (1.665-acre) of the related Mortgaged Property is required to be a park, which is connected to the main portion of the Mortgaged Property by a sky bridge. The recorded deed restriction provides that the borrower must continue to use such parcel as a landscaped park.

Loan No. 31 – The Washington Square Shopping Center - the Mortgaged Property is subject to a recorded deed restriction prohibiting the borrower from entering into any lease or other arrangement for the occupancy of the Mortgaged Property of an area greater than 25,000 with any entity (excluding Rose’s Department Store) without the prior approval of the Largest Tenant at the Mortgaged Property, Belk. The deed restriction will run with the land, provided that it is a right specific to Belk pursuant to the Belk lease and will expire upon any termination of the related lease with Belk.

(6)	The Administrative Cost Rate includes the respective per annum rates applicable to the calculation of the servicing fee, any sub-servicing fee, trustee/certificate administrator fee, operating advisor fee and CREFC® license fee with respect to each Mortgage Loan. For purposes of this Annex A-1, the definition of Administrative Fee Rate as it relates to any Non-Serviced Mortgage Loan includes the related Pari Passu Loan Primary Servicing Fee Rate which includes the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing or any sub-servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non-Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement. See “Summary of Terms – Offered Certificates – Servicing and Administration Fees – Non-Serviced Whole Loans” in this preliminary prospectus.

(7)	Annual Debt Service ($), Monthly Debt Service ($), Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans (i) with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date is shown based on the interest only payments during the 12-month period following the Cut-off Date (or, in the case of Monthly Debt Service ($), the average of such interest only payments) without regard to leap year adjustments.

(8)	Loan No. 6 – Aon Center – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD are calculated based on a loan balance net of the performance reserve funds in the amount of $18,300,000 that the borrower deposited in connection with certain capital expenditures and leasing costs, including build out costs and reasonable attorneys’ fees, in each case reasonably approved by the lender.

Loan No. 20 – 180 Bedford Avenue – The Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated based on the Cut-off Date Balance ($), net of a $4,000,000 Vacant Retail Reserve. The Vacant Retail Reserve will be disbursed upon satisfaction of the requirements in the Mortgage Loan Documents, which include but are not limited to, (i) the borrower enters into a lease that occupies the vacant retail space for a minimum of five years (ii) no event of default has occurred and is continuing and, (iii) the lender has received evidence that the Adjusted Debt Yield equals or exceeds (x) to the extent the IG conditions are satisfied, 7.00% and (y) to the extent the IG conditions are not satisfied, 7.25%. The Underwritten NOI Debt Yield and Underwritten NCF Debt Yield calculated using the full Cut-off Date Balance of $24,000,000 are 6.0% and 5.9%, respectively.

(9)	“Hard” generally means each tenant is required to transfer its rent directly to the lender-controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over-the-counter cash and equivalents are required to be deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan Documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender-controlled lockbox. “Soft Springing Hard” means that the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. Upon a trigger event (as specified in the related Mortgage Loan documents), each tenant will be required to transfer its rent directly into a lender-controlled lockbox.

Loan No. 1 – Aventura Mall – The borrower has entered into a master lease with the guarantors and Turnberry Retail Holding, L.P. The master lease covers the spaces for 12 proposed tenants with leases out for signature which were not executed prior to origination. The Mortgage Loan is characterized as having a Soft Springing Hard Lockbox for rents from the master lease and a Hard Lockbox for the remaining tenants at the Mortgaged Property. Following the occurrence and during the continuance of either (i) an event of default, (ii) bankruptcy of borrower, (iii) bankruptcy of the property manager, or (iv) the period of time commencing on the date that the debt service coverage ratio (as calculated in the loan documents and based on the trailing four calendar quarters) falls below 1.35x for two consecutive quarters until cured in accordance with the loan documents, the borrower will be required to cause all master lease rents to be deposited directly into the lockbox account.

Loan No. 5 – The Gateway – The related Mortgaged Property has a hard lockbox with respect to two retail tenants who wire directly into the clearing account and has a soft lockbox for all other retail tenants and residential tenants.

Loan No. 9 – 65 Bay Street - The related Mortgaged Property has a hard lockbox for retail tenants and a soft lockbox for the residential tenants.

Loan No. 14 – EOS 21 – The borrower is required to (i) cause the property manager to collect all rents from the residential portion of the mortgaged property and deposit such rents into the lockbox account within three business days after receipt thereof and (ii) notify and advise each commercial tenant of the mortgaged property to send directly to the lockbox account all payments of rent payable to the borrower under each applicable lease pursuant to a tenant direction letter sent at origination of the loan. In the event the owners of the borrower incur mezzanine debt in accordance with the loan documents, the borrower is required to implement in-place hard cash management.

Loan No. 25 – Atlantic Times Square – The Mortgage Loan is characterized as having a Springing Hard lockbox since the borrower is required to deliver tenant direction letters to all commercial tenants at the Mortgaged Property instructing such tenants to pay rents directly into the lockbox account upon the occurrence of any of the related trigger events. Upon the occurrence and during the continuance of a lockbox trigger period, the borrower will also be required to collect rents from the multifamily tenants and deposit such rents into the lockbox account one business day following receipt of funds.

(10)	“In Place” means that related property cash flows go through a waterfall of required reserve or other payment amounts due before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan Documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related Mortgage Loan Documents).

(11)	With respect to the loans referenced below structured with A/B Notes, the Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) calculations exclude the subordinate secured debt.
● Loan No. 1 – Aventura Mall
● Loan No. 5 – The Gateway
● Loan No. 6 – Aon Center
● Loan No. 9 – 65 Bay Street

(12)	Loan No. 9 – 65 Bay Street – The Underwritten NOI($) is over 10% higher than Most Recent NOI($). The increase from Most Recent NOI to UW NOI is primarily from recent residential and commercial leasing at the Mortgaged Property. Residential occupancy at the Mortgaged Property has increased from 15.9% in January 2017 to 93.7% in March 2018. The retail space is 100% leased as of April 2018.

Loan No. 11 – Westbrook Corporate Center – The Underwritten NOI($) is over 10% higher than Most Recent NOI($). The increase from Most Recent NOI to UW NOI is primarily from recent leasing at the Mortgaged Property, increased tenant reimbursements and rent steps. The sponsor is in the process of converting tenant leases from gross to net and is leasing all vacant space on a net basis, which caused UW total reimbursements to be above the historical amounts.

Loan No. 17 – 808 Olive Retail & Parking – The Underwritten NOI($) is over 10% higher than Most Recent NOI($). The increase from Most Recent NOI to UW NOI is primarily from recent retail leasing after the buildout of the retail space in 2017 at the Mortgaged Property.

Loan No. 19 – Maple Street – The Underwritten NOI($) is over 10% higher than Most Recent NOI($). The increase in Underwritten NOI($) over historical period is primarily driven the increase in total reimbursements driven by the increase in the total sq. ft. at the property. Myers Controlled Power, the Largest Tenant, has expanded twice, first in 2017 and then recently this year, into previously considered unusable space. This has increased the sq. ft. at the property from 715,572 to the current 788,032.

Loan No. 21 – The Market at Czech Hall - The Underwritten NOI($) is over 10% higher than Most Recent NOI($). The increase from Most Recent NOI to UW NOI is primarily from recent leasing in 2017 at the Mortgaged Property. The Mortgaged Property was built in 2017 and has been in lease-up since.

Loan No. 22 – Kona Coast – The Underwritten NOI($) is over 10% higher than Most Recent NOI($).The increase in Underwritten NOI($) over historical period is primarily driven by the new Fun Factory, Inc. lease commencing in September 2018, which accounts for $213,660 (6.9% of UW Gross Potential Rent) of the increase and rent steps through May 2019, which accounts for $106,509 of the increase.

Loan No. 28 – Centennial Crossroads Plaza – The Underwritten NOI($) is over 10% higher than Most Recent NOI($). The increase in Underwritten NOI($) over historical period is primarily driven by the two new leases that commenced between May and July 2018, accounting for $107,863 (7.2% of UW Gross Potential Rent). Additionally, recoveries increased by $174,446 accounting for the four new leases executed in 2017 and 2018, which collectively account for 9.8% of NRA.

Loan No. 29 – Steelyard Commons – The Underwritten NOI($) is over 10% higher than Most Recent NOI($). The increase in Underwritten NOI($) over historical period is primarily driven by newly signed leases in 2017 and 2018 accounting for $438,816 in annual rent and $253,763 in recoveries, which include the new lease for the Largest Tenant, Aspire Fitness, accounting for 8.0% of UW Gross Potential Income.

Loan No. 31 – Washington Square Shopping Center - The Underwritten NOI($) is over 10% higher than the Most Recent NOI($) for the year ending December 2017 primarily due to recent leasing at the Mortgaged Property, increased tenant reimbursements and rent steps. The 3rd Largest Tenant, Food Lion, commenced rent in August 2017 which caused base rent and reimbursements to increase above the historical amount.

Loan No. 34 – Park Santa Fe – The Underwritten NOI($) is over 10% higher than Most Recent NOI($). The increase in Underwritten NOI($) over historical period is primarily driven by three leases executed in 2017 and 2018 that account for 15,146 sq. ft. (15.4% of NRA) with an aggregate annual rent of $163,696 (17.2% of UW Gross Potential Rent).

Loan No. 39 – Riverton Spring Creek – The Underwritten NOI($) is over 10% higher than Most Recent NOI($). The increase in Underwritten NOI($) over historical period is primarily driven by (i) straight line average credit tenant rent steps for Fresenius, the Largest Tenant, accounting for $45,553 of the increase, (ii) the underwritten rent steps through February 2019 for non-credit tenants, which accounts for $11,780 of the increase and (iii) a new lease executed with Edward Jones, the 4th Largest Tenant in February 2018, accounting for 1,166 sq. ft. (6.7% of NRA) with an aggregate annual rent of $27,401 (4.6% of UW Gross Potential Rent).

(13)	Loan No. 35 – Courtyard – Missoula, MT – The December 31, 2015 cash flows are annualized nine months.

(14)	The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default. Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A-1 to this preliminary prospectus.

Loan No. 10 – Sheraton Music City – The loan documents provide the borrower with a two business day grace period for any payments due on a payment date (other than the maturity date) once every 12 month period.

Loan No. 14 – EOS 21 – The loan documents provide the borrower with a five business day grace period for any payments due on a payment date (other than the maturity date) no more than twice in any 12 month period.

Loan No. 31 – Washington Square Shopping Center - The loan documents provide the borrower with a five day grace period for any payments due on a payment date (other than the maturity date).

(15)	In certain cases, in addition to an “as-is” value, the appraisal states an “as complete” or “as-stabilized” or “hypothetical” value for the related Mortgaged Property that assumes that certain events will occur with respect to retenanting, construction, renovation or repairs at such Mortgaged Property. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in the preliminary prospectus. With respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective Cut-off Date LTV Ratio was calculated using the related “as complete”, “as-stabilized” or “hypothetical” Appraised Values, as opposed to the “as-is” Appraised Values, each as set forth in the following table:

Loan No.	Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than As-ls)	Appraised Value (Other Than As-ls)	Cut-off Date LTV Ratio (“As-ls”)	Appraised Value (“As-ls”)
2	181 Fremont Street(1)	6.9%	39.6%	$632,000,000	54.2%	$461,000,000
6	Aon Center(2)	4.3%	40.3%	$824,000,000	42.5%	$780,000,000
8	Meridian Corporate Center(3)	3.9%	69.9%	$108,250,000	71.4%	$106,100,000
9	65 Bay Street(4)	3.5%	29.8%	$336,000,000	30.1%	$332,000,000
16	Crowne Plaza Dallas(5)	2.4%	69.4%	$39,500,000	78.4%	$35,000,000
17	808 Olive Retail & Parking(6)	2.3%	54.5%	$49,500,000	56.7%	$47,600,000
23	High Peaks(7)	1.6%	59.3%	$32,000,000	65.4%	$29,000,000
24	Hampton Inn Lake Buena Vista(8)	1.6%	65.2%	$27,600,000	72.0%	$25,000,000
32	Shoppes at the Lakes Phase I(9)	1.0%	63.3%	$18,000,000	68.3%	$16,700,000
35	Courtyard – Missoula, MT(10)	0.8%	65.8%	$14,400,000	71.3%	$13,300,000

(1)	The 181 Fremont Street Appraised Value shown represents a prospective market value at stabilization that assumes the 181 Fremont Street Property achieves stabilization as of March 1, 2021, the date upon which all free rent burns off. The “as-is” Appraised Value is inclusive of deductions for free rent, tenant improvement and leasing commission (“TI/LC”) obligations. At loan origination, the borrower deposited upfront reserves equal to $111,096,358 for such contractual TI/LC obligations and free rent.
(2)	The Aon Center Appraised Value shown represents the ‘hypothetical’ appraised value for the Mortgaged Property, effective May 1, 2018, which assumes (i) leasing costs for recently executed leases are fully capitalized at closing. (ii) completion of the amenity floor build-out and (iii) demolition of the space previously occupied by DDB Needham. At origination, the borrower reserved approximately $13.2 million for all outstanding tenant improvements and leasing commissions, as well as approximately $8.0 million budgeted for the completion of the amenity floor build-out, $38.0 million for a new lease reserve and $18.3 million for the performance reserve.
(3)	The Meridian Corporate Center Appraised Value shown for certain of the Mortgaged Properties (buildings 2500, 2510, 2525, 2605, 2700, 2800 and 2810) represents the “hypothetical as-is” value, effective February 13, 2018, which assumes tenant improvement costs and leasing commissions being incurred for the first year of the loan term would not be incurred by a hypothetical buyer should such portion of the property were sold. At origination, the borrower was required to reserve $3,125,744 for outstanding tenant improvements and leasing commissions related to nine tenants at the Mortgaged Property.
(4)	The 65 Bay Street Appraised Value shown represents the “as stabilized” value of $336,000,000 for the Mortgaged Property, effective March 12, 2018, which assumes that the Mortgaged Property would reach a stabilized occupancy by then.
(5)	The Crowne Plaza Dallas Appraised Value represents the “as complete” value of $39,500,000 for the Mortgaged Property, effective on December 1, 2018, which assumes the completion of the required property improvement plan (“PIP”). At loan origination, the borrower reserved $3,130,000, the estimated aggregate cost of the PIP.
(6)	The 808 Olive Retail & Parking Appraised Value represents the “as-stabilized” value of $49,500,000 effective March 21, 2019, which assumes that the Mortgaged Property would reach a stabilized occupancy of 95.0% on retail space due to renovation and lease commencement dates. Parking at the Mortgaged Properly has been stabilized. At origination, the borrower was required to reserve $897,940 for unfunded obligations and $452,245 for gap rent.
(7)	The High Peaks Appraised Value represents the “hypothetical as-is” value for the Mortgaged Property, effective March 27, 2018, which assumes the cost of the approximately $3.0 million proposed renovation is held in escrow and not deducted from the Mortgaged Property’s cash flow. At origination, the borrower was required to reserve $3,000,000 for the PIP.
(8)	The Hampton Inn Lake Buena Vista Appraised Value represents the “as complete” value of $27,600,000 for the Mortgaged Property, effective March 16, 2019, which assumes the completion of the required property improvement plan (“PIP”) at the Mortgaged Property. At loan origination, the borrower reserved $1,500,000, the estimated aggregate cost of the PIP.
(9)	The Shoppes at the Lakes Phase I represents the “as-stabilized” value of $18,000,000 for the Mortgaged Property effective November 1, 2018, which assumes that the Mortgaged Property will reach a physical stabilized occupancy of 97.0% by then. The Mortgaged Property is 100.0% leased as of the rent roll dated April 1, 2018 and all tenants are expected to take occupancy by November 2018. In addition, at origination, the borrower was required to reserve $150,000 for unfunded obligations and $140,777 for gap rent.
(10)	The Courtyard – Missoula. Ml Appraised Value represents the “as complete” value of $14,400,000 effective March 1, 2019, which assumes the completion of the PIP. At origination, the borrower was required to reserve $618,200 for the PIP, which represents 110% of the estimated cost of the PIP.

(16)	Prepayment Provisions are shown from the respective Mortgage Loan First Payment Date.

“L(x)” means lock-out for x payments.

“D(x)” means may be defeased for x payments.

“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.
“DorYM1(x)” means may be prepaid for x payments with either defeasance or a yield maintenance charge or 1% of the amount prepaid.

“O(x)” means freely prepayable for x payments, including the maturity date or anticipated repayment date.

Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio mortgage loan) under various circumstances, as described in this preliminary prospectus. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Property Releases” in this preliminary prospectus. In addition, certain of the Mortgage Loans permit the borrower to prepay a portion of the Mortgage Loan to avoid or cure a cash sweep period due to a low debt yield or debt service coverage ratio trigger. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Voluntary Prepayments” in this preliminary prospectus.

(17)	Loan No. 1 – Aventura Mall – The lockout period will be at least 24 payment dates beginning with and including the first payment date of August 1, 2018. Defeasance of the full $1.75 billion Aventura Mall Whole Loan is permitted after the date that is the earlier to occur of (i) August 1, 2021 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized (the “Aventura Mall REMIC Prohibition Period”). The borrower is also permitted to prepay the Aventura Mall Whole Loan with a yield maintenance premium if the Aventura Mall REMIC Prohibition Period has not occurred by August 1, 2021. The assumed lockout period of 24 payments is based on the expected Benchmark 2018-B4 securitization closing date in July 2018. The actual lockout period may be longer.

Loan No. 2 – 181 Fremont Street – The lockout period will be at least 23 payment dates beginning with and including the first payment date of May 6, 2018. Defeasance of the 181 Fremont Street Mortgage Whole Loan is permitted at any time after the earlier to occur of (i) March 29, 2021 or (ii) two years after the closing date of the securitization that includes the last pari passu note to be securitized (the assumed defeasance lockout period of 27 payments is based on the closing date of this transaction in July 2018) or (b) may be prepaid (in whole but not in part) on any business day on or after April 6, 2020 (the “Yield Maintenance Lockout Date”) subject to the payment of an amount equal to the greater of 1% of the amount prepaid or a yield maintenance amount. The assumed lockout period applicable to defeasance of 27 payments is based on the expected Benchmark 2018-B4 securitization closing date in July 2018. The actual lockout period may be longer.

Loan No. 5 – The Gateway – The lockout period will be at least 11 payment dates beginning with and including the first payment date of May 6, 2018. Defeasance of the full $550.0 million of The Gateway Whole Loan is permitted after the date that is the earlier to occur of (i) March 16, 2021 or (ii) two years from the closing date of the securitization that includes any promissory note that evidences all or any portion of The Gateway Whole Loan to be securitized (the assumed defeasance lockout period of 27 payments is based on the closing date of this transaction in July 2018) or (b) may be prepaid (in whole but not in part) on any business day on or after April 6, 2019 (the “Yield Maintenance Lockout Date”) subject to the payment of an amount equal to the greater of 1% of the amount prepaid or a yield maintenance amount.

Loan No. 6 – Aon Center – The lockout period will be at least 24 payment dates beginning with and including July 2018. Defeasance of the full $536.0 million Aon Center Whole Loan is permitted at any time after the earlier to occur of (i) August 1, 2021 or (ii) two years after the closing date of the securitization that includes the last note to be securitized. The assumed lockout period of 24 months is based on the expected Benchmark 2018-B4 securitization closing date in July 2018. The actual lockout period may be longer.

Loan No. 7 – 636 11th Avenue – The lockout period will be at least 25 payment dates beginning with and including the first payment date of July 1, 2018. Defeasance of the $240.0 million 636 11th Avenue Whole Loan is permitted prior to the open period and after the date that is two years from the closing date of the securitization that holds the last portion of the 636 11th Avenue Whole Loan to be securitized (the “636 11th Avenue REMIC Prohibition Period”). The borrower is also permitted to prepay the 636 11th Avenue Whole Loan after July 1, 2022 with the payment of a yield maintenance premium if the 636 11th Avenue REMIC Prohibition Period has not expired by such date. The assumed lockout period of 25 payments is based on the expected Benchmark 2018-B4 securitization closing date in July 2018. The actual lockout period may be longer.

Loan No. 11 – Westbrook Corporate Center - The lockout period will be at least 25 payment dates beginning with and including the first payment date of July 6, 2018. Defeasance of the full $99.0 million Westbrook Corporate Center Whole Loan is permitted after the date that is earlier to occur of (i) May 10, 2021 and (ii) two years after the date of the securitization of the last portion of the Westbrook Corporate Center Whole Loan. The assumed lockout period of 25 payments is based on the expected Benchmark 2018-B4 securitization closing date in July 2018. The actual lockout period may be longer.

(18)	Partial prepayment is permitted for the following loans. See “Description of the Mortgage Pool – Certain Terms of the Mortgage Loans – Partial Releases” in this preliminary prospectus for the terms of the releases.
● Loan No. 4 – Tri-State Distribution Portfolio
● Loan No. 6 – Aon Center
● Loan No. 8 - Meridian Corporate Center
● Loan No. 15 – JAGR Portfolio
● Loan No. 22 – Kona Coast
● Loan No. 34 – Park Santa Fe

(19)	Loan No. 14 – EOS 21 – The Mortgaged Property consists of one unit in a two unit land condominium, which is in place for compliance with local land use and zoning. Each unit owner owns a 50% interest in the common elements. Please see “Description of the Mortgage Pool – Mortgage Pool Characteristics – Condominium and Other Shared Interests” in the preliminary prospectus for additional information.

(20)	The following Mortgaged Property consists, in whole or in part, of the borrower’s interest in one or more ground leases, space leases, air rights leases or other similar leasehold interests. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

Loan No. 3 – Marina Heights State Farm – The Mortgaged Property is subject to a ground lease that commenced on August 16, 2013, expires on August 16, 2112 and has one extension option for a minimum of 25 years or a maximum of 99 years.

Loan No. 22 – Kona Coast – The Mortgage Loan is subject to a ground lease that commenced in March 1974, expires on December 31, 2089 and has no extension options.

(21)	Loan No. 1 – Aventura Mall – The borrower has entered into a master lease with the carveout guarantors and Turnberry Retail Holding, L.P. for 12 spaces totaling 33,813 sq. ft. at the mortgaged property where executed letters of intent with tenants are in place but executed leases are not yet in place. The master lessees are required to pay an annual rent of $3,426,159 in equal monthly installments of $285,513 each. The rent payable under the master lease is required to be reduced in connection with the leasing to retail tenants of space within the portions of the mortgaged property covered by the master lease (so long as the tenant under any such lease has taken occupancy and has commenced the payment of rent and the rent payable is above certain thresholds set forth in the master lease). The master lease will terminate on the earlier to occur of (i) the date that the annual rent under the master lease is reduced to $0 or (ii) the date that the annualized lease payments under all leases (not including percentage rent) at the mortgaged property exceeds $181,850,000.

Loan No. 18 – Riverwalk Apartments – The Mortgaged Property operates under a master lease between the landlord, Mc-Elwood, LLC, and Schlumberger Technology Corporation (“Schlumberger”). Under the master lease, Schlumberger uses the Mortgaged Property for purposes of the housing of personnel and their families, guests and individuals involved in training exercises at the tenant’s facility (which residents do not pay for housing). The master lease was signed in May 2009 and commenced in June 2010, for a 10-year term ending in June 2020, with two, five-year renewal options. Beginning 18 months prior to the earliest stated expiration of the Schlumberger lease (December 2018), a cashflow sweep will commence to fund a lease-up reserve to lease the Mortgaged Property in the event that Schlumberger has not extended its lease.

(22)	Loan No. 19 – Maple Street –The 5th Largest Tenant at the related Mortgaged Property, LogilstiCold, LLC, which leases 6.3% of the total NRA, is an affiliate of the sponsor.

Loan No. 25 – Atlantic Times Square – Affiliates of the borrower are the Largest Tenant and 3rd Largest Tenant at the Mortgaged Property. The largest leased space is operated as a movie theater under a separate management agreement with an affiliate of AMC Theaters (the “AMC Management Agreement”). The 3rd Largest Tenant is operated by the affiliate as a chain restaurant.

(23)	Loan No. 3 – Marina Heights State Farm – The Largest Tenant, State Farm, leases 426,902 sq. ft. with an expiration date in December 2032, 370,332 sq. ft. with an expiration date in December 2035, 347,851 sq. ft. with an expiration date in December 2037, 245,370 sq. ft. with an expiration date in December 2039 and 575,639 square feet with an expiration date in December 2042.

Loan No. 11 – Westbrook Corporate Center – The Largest Tenant, Follett Higher Education Group, Inc., leases 150,937 sq. ft. of space with a lease expiration date of October 31, 2025 and 2,527 sq. ft. of space with a lease expiration date of August 31, 2025. The 4th Largest Tenant at the Westbrook Corporate Center Mortgaged Property, Insurance Auto Auctions, Inc. leases 69,773 sq. ft. of space with a lease expiration of August 31, 2027 and 8,337 sq. ft. of space on a month to month basis.

Loan No. 39 – Riverton Spring Creek – The Largest Tenant, Fresnius, leases 8,428 sq. ft. with a lease expiration date of November 30, 2030 and 2,914 sq. ft. with a lease expiration date of May 31, 2030.

(24)	The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if the landlord violates the lease or fails to provide utilities or certain essential services for a specified period or allows certain restricted uses, upon interference with such tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if a certain percentage of the net rentable area at the Mortgaged Property is not occupied, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. Furthermore, some tenants may have the option to downsize their rented space without terminating the lease completely.

Loan No. 6 – Aon Center – Each of the Largest Tenant, 2nd Largest Tenant, 3rd Largest Tenant, 4th Largest Tenant and 5th Largest Tenant have early termination and/or contraction options contained in their respective leases.

Loan No. 8 – Meridian Corporate Center – The Largest Tenant, Parexel International, LLC, has the right to contract a portion of its leased space located on the third floor as of August 31, 2020, with notice by March 1, 2020 and the payment of a termination fee. In addition, the 4th Largest Tenant, Avaya, Inc., has the right to terminate its lease as of July 31, 2024, with one year’s notice and the payment of a termination fee.

Loan No. 9 – 65 Bay Street – The 2nd Largest Tenant at the 65 Bay Street Mortgaged Property, CycleBar, has a one-time right to terminate its lease effective on April 30, 2023 if gross sales drop below $582,575 in any of the first four lease years (January 16, 2018 through January 15, 2022), with 11-months’ notice and the payment of any unamortized tenant improvements and leasing commissions and other transaction costs.

Loan No. 11 – Westbrook Corporate Center – The 2nd Largest Tenant at the Westbrook Corporate Center Mortgaged Property, Ingredion Incorporated, may exercise one of two contraction options (but not both): (x) a contraction option effective May 31, 2024 with 12-months’ notice for the second floor or (y) a contraction option effective May 31, 2024 for either the third or seventh floor with 12 months’ notice plus, in either case, a contraction fee equal to unamortized tenant improvement allowance, brokerage commissions and unabated rent. The 4th Largest Tenant at the Westbrook Corporate Center Mortgaged Property, Insurance Auto Auctions, Inc., has a termination option effective August 31, 2023 with notice given by September 1, 2022 and accompanied by payment of $1,067,249, representing 50% of a termination fee of $2,134,498, with the remaining 50% due on or before July 31, 2023. The 5th Largest Tenant at the Westbrook Corporate Center Mortgaged Property, Loyola University Physician Foundation, has a termination option effective July 31, 2020 with notice given on or before July 31, 2019 and a payment of a termination fee equal to $1,501,552.

Loan No. 29 – Steelyard Commons – The 4th Largest Tenant, Party City, may terminate its lease in December 2021, with a 12-months’ prior notice and the satisfaction each of the following conditions: (i) Party City has continuously operated in the Steelyard Commons Mortgaged Property between December 1, 2018 and November 30, 2020 (ii) sales between December 1, 2019 and November 30, 2020 have not exceeded $1.7 million (compared to approximately $1.5 million reported as of trailing 12-month period ended January 31, 2018) and (iii) payment of a termination fee equal to the sum of any remaining unamortized portion of the tenant improvement allowance.

Loan No. 31 – Washington Square Shopping Center – The 2nd Largest Tenant, NC DEHNR, may choose to terminate its lease by giving Landlord written notice of the termination, and the lease shall terminate immediately without any further liability to tenant, in the event the agency of tenant or the body responsible for appropriation of funds, in its sole discretion, determines in view of its local office operations that available funding for the payment of rents is insufficient to continue the operation of its local office on the leased premises.

Loan No. 39 – Riverton Spring Creek – The 3rd Largest Tenant, Eco Pharmacy, has the option to terminate its lease at any time with 90 days written notice and a termination fee equal to the lesser of the following: (a) five years' minimum rent that would have been payable for the period after the early termination date, plus any additional rent or (b) the remaining months' minimum rent of the initial term plus any additional rent. The 4th Largest Tenant, Edward Jones, has the option to terminate its lease at any time after February 1, 2020 with 90 days prior written notice and a termination fee equal to four months' base rent plus any unamortized improvement allowances and leasing commissions paid on the initial term of the lease, which amount will not exceed $41,015.

(25)	The following major tenants (listed on Annex A-1) are currently subleasing all or a significant portion of its leased space:

Loan No. 8 – Meridian Corporate Center – The Largest Tenant, Parexel International, LLC, subleases 8,951 sq. ft. of its leased premises to AroundCampus, LLC. The 2nd Largest Tenant, Parata Systems, LLC, subleases its entire leased premises to Frontier Communications of America, Inc.

(26)	Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation. With respect to the largest 20 Mortgage Loans and certain tenants representing more than 25% of the net rentable area of a Mortgaged Property, see “Description of the Mortgage Pool—Tenant Issues—Other” in this preliminary prospectus.

The tenants shown in the Annex A-1 have signed leases but may or may not be open for business as of the Cut-off Date of the securitization.

Loan No. 2 – 181 Fremont Street – As of the origination date, Facebook has taken possession of the 181 Fremont Street Mortgaged Property and commenced the build out of its space. Outstanding rent concessions and tenant improvement allowances related to the Facebook lease were deposited into escrow by the borrower on the origination date. According to the borrower sponsor, Facebook is expected to occupy the 181 Fremont Street Property in three phases with floors five through 13 expected to be occupied in February 2019, floors 14 through 25 expected to be occupied in March 2020 and floors 26 through 38 expected to be occupied in March 2021.

Loan No. 8 – Meridian Corporate Center Mortgage Loan – Each of (i) the Largest Tenant at the Meridian Corporate Center – 2605 Meridian Parkway, Avaya, Inc., (ii) the Largest Tenant at the Meridian Corporate Center – 2810 Meridian Parkway, Spoonflower, Inc., and (iii) the Largest Tenant at the 2700 Meridian Parkway Mortgaged Property, NVIDIA Corporation are in a rent abatement period. At origination, the borrower was required to reserve $778,111 for all outstanding rent abatements at the Mortgaged Properties.

Loan No. 17 – 808 Olive Retail & Parking – With respect to the 4th Largest Tenant at the 808 Olive Retail & Parking Mortgaged Property, Sweetgreen’s lease commences August 1, 2018. At origination, the borrower was required to reserve $452,245 for gap rent.

Loan No. 22 – Kona Coast – The 4th Largest Tenant, Fun Factory, Inc., which leases approximately 6.3% of NRA, is not yet open for business. The executed lease commences in September 2018. The tenant is in possession of, and is in the process of renovating its premises. The loan was structured with a $721,715 upfront reserve for the value of the lease to be used for outstanding landlord obligations and gap rent associated with the Fun Factory, Inc. lease.

Loan No. 29 – Steelyard Commons – The Largest Tenant, Aspire Fitness, which leases approximately 11.3% of the NRA, has taken possession of and is paying rent on its space which is expected to open for business by the end of June 2018 pending the completion of the set up of its exercise equipment. The related lease has commenced, is in full force and effect and Aspire Fitness is paying rent as of April 2017.

Loan No. 32 – Shoppes at the Lakes Phase I – The Shoppes at the Lakes Phase I Mortgaged Property is expected to be 100% leased by November 2018. The Blitzer’s Frozen Yogurt and Wolfee Donuts leases are expected to commence on August 1, 2018, the Zesty Shawarma & Grill lease is expected to commence on October 1, 2018, and the Mountain Mike’s Pizza lease is expected to commence on November 1, 2018. At origination, the borrower was required to reserve $140,777 for gap rent.

(27)	The following loans have one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common. See “Description of the Mortgage Pool – Tenancies-in-Common” in this preliminary prospectus for further information.
● Loan No. 6 – Aon Center
● Loan No. 17 – 808 Olive Retail & Parking
● Loan No. 22 – Kona Coast
● Loan No. 27 – Greentree Plaza
● Loan No. 36 – Baywoods Apartments
● Loan No. 38 – Hobby Lobby Palmdale

(28)	All upfront reserve balances reflect the upfront reserve amount at loan origination. The current balance may be less than the amount shown.

(29)	All ongoing reserve balances reflect the ongoing reserve amount at loan origination. The current balance may be greater than or less than the amount shown. Monthly reserves required to be deposited in such accounts may be capped pursuant to the related mortgage loan documents

(30)	Loan No. 1 – Aventura Mall – If the Aventura Mall Whole Loan’s debt service coverage ratio (calculated in accordance with the mortgage loan documents) falls below 1.50x, monthly escrows for real estate taxes, insurance premiums (waived if a blanket policy is in place and there is no event of default continuing), replacement funds ($0.20 PSF annually, subject to a cap of $487,003) and tenant rollover funds ($2.50 PSF annually, subject to a cap of approximately $6,087,540) will be collected.

Loan No. 7 – 636 11th Avenue – During the continuance of a cash sweep period caused by the sole tenant at the mortgaged property, The Ogilvy Group, Inc., (i) “going dark”, vacating, ceasing operations or abandoning 40% or more of the leased premises or (ii) giving notice or otherwise announcing in a public filing its intent to vacate, cease operations, go dark or otherwise abandon 40% or more of its leased space (a “Dark Trigger Event”), the borrower is required to deposit all excess cash flow into a reserve for tenant improvements and leasing commissions related to the leased premises instead of the excess cash flow reserve, provided that until the occurrence of the payment date in June 2027, no Dark Trigger Event is deemed to have occurred under the loan documents to the extent the tenant, WPP plc or WPP US Holdings, Inc. maintains an investment grade rating from S&P, Moody’s and Fitch and the lease for The Oglivy Group, Inc. remains in full force and effect.

Loan No. 8 – Meridian Corporate Center – Prior to the second anniversary of the First Payment Date, the requirement to make the monthly deposits of $57,642 into the Monthly TI/LC Reserve ($) is waived to the extent the amount of funds on deposit in the Monthly TI/LC Reserve ($) is equal to or greater than $1,300,000 on the payment date such monthly deposit is due. In addition, the TI/LC Reserve Cap ($) will increase to $2,075,115 on or after the second anniversary of the First Payment Date.

Loan No. 8 – Meridian Corporate Center – The borrower is required to escrow $5,492 into the Avaya Reserve on each payment date through and including August 1, 2022 for free rent related to Avaya, Inc., the 4th Largest Tenant at the property. Such monthly escrows cover the rent abatement period beginning in August 2022 through January 2024. Rent abatements occurring in the periods beginning in April 2018 through February 2019 have been reserved for at closing.

Loan No. 9 – 65 Bay Street – The borrower is required to deposit an amount equal to $9,531 into a Capital Reserve Subaccount on each monthly payment date commencing on the monthly payment date in May 2019.

Loan No. 10 – Sheraton Music City – The requirement for the borrower to make deposits into the Monthly Capex Reserve ($) is waived to the extent the borrower has deposited a letter of credit in the amount of 110% of the amount estimated by the lender to complete any property improvement plan related to the mortgaged property.

Loan No. 12 – Best Buy - Sherman Oaks – The requirement for the borrower to make monthly deposits into the Monthly Tax Reserve ($) is waived under the Mortgage Loan documents so long as (i) no event of default exists, (ii) the lease related to Best Buy, the sole tenant at the Mortgaged Property (the “Best Buy Lease”), requires Best Buy to pay the taxes directly to the applicable taxing authorities and Best Buy does actually pay such taxes and other related charges directly to the applicable taxing authorities, (iii) the Mortgaged Property consists of one or more separate tax parcels, (iv) the borrower provides evidence that taxes have been paid in full prior to their applicable due date, and (v) the Best Buy Lease is in full force and effect. As of the origination date, however, the borrower was required to make monthly deposits into the tax reserve in the amount of $35,944 as the Best Buy Lease does not require Best Buy to pay taxes directly to the applicable taxing authorities.

Loan No. 15 – JAGR Hotel Portfolio – Hilton Jackson – The borrowers are required to make monthly deposits into the Monthly Capex Reserve ($) in an amount equal to the aggregate of (i) 4% of the gross revenues from the operations of the mortgaged property, excluding gross revenues from the operations of Drago’s Restaurant and (ii) 2% of the gross revenues from the operations of Drago’s Restaurant, in each case for the calendar month that is two months prior to the applicable payment date.

Loan No. 16 – Crowne Plaza Dallas – The borrower is required to deposit an amount equal to the quotient of (a) the positive difference of (i) the product of (A) the monthly debt service payment amount multiplied by (B) the number of Seasonal Working Capital Reserve Withdrawal Months that will occur during the following 12-month period minus (ii) the aggregate sum of underwritten net cash flow for each shortfall month during the prior calendar year, divided by (b) the difference of (i) 12 minus (ii) the number of Seasonal Working Capital Reserve Withdrawal Months that will occur during the following 12-month period (the “Seasonal Working Capital Reserve Deposit”. As of the origination date, the Seasonal Working Capital Reserve Deposit Amount is $16,000. A “Seasonal Working Capital Reserve Withdrawal Month” means any calendar month which is anticipated to be a Shortfall Month. The lender will determine the Seasonal Working Capital Reserve Withdrawal Months once per calendar year, which determination will be made in Lender’s reasonable discretion based on the actual Shortfall Months for the prior calendar year. As of the Closing Date, the Seasonal Working Capital Reserve Withdrawal Months are August and December. A “Shortfall Month” means any month which the debt service coverage ratio is less than or equal to 1.00x.

Loan No. 16 – Crowne Plaza Dallas – The borrower is required to deposit $26,250, on each monthly payment into the PIP Reserve account from the First Payment Date following the origination date through and including the monthly payment date in January 2020.

Loan No. 22 – Kona Coast – If the TI/LC Reserve falls below the TI/LC Reserve Cap of $247,848, the borrower is required to deposit $7,635, on each monthly payment, into the TI/LC Reserve account until the TI/LC Reserve Cap is met.

Loan No. 23 – High Peaks – The borrower is required to make monthly deposits into the Monthly Capex Reserve ($) in an amount equal to (i) beginning on July 1, 2018 and on each monthly debt service payment date thereafter through and including June 1, 2019, 1% of gross income from operations of the mortgaged property, (ii) on July 1, 2019 and on each monthly debt service payment date thereafter through and including June 1, 2020, 2% of gross income from operations of the mortgaged property, and (iii) on July 1, 2020 and on each monthly debt service payment date thereafter, 4% of gross income from operations of the mortgaged property, in each case for the calendar month that is two months prior to the applicable payment date.

Loan No. 23 – High Peaks – On the monthly debt service payment dates occurring in September, October and November of each year (the “Seasonality Payment Period”) during the term of the loan, commencing on the monthly debt service payment date in September 2018, the borrower is required to deposit into the Seasonality Reserve an amount equal to (i) for each monthly debt service payment date occurring in the 2018 Seasonality Payment Period, $100,000, and (ii) for each monthly debt service payment date during any subsequent Seasonality Payment Period, $200,000 (each of (i) and (ii), the “Seasonality Reserve Monthly Deposit”). Notwithstanding the foregoing, if the debt service coverage ratio for each month (as reasonably determined by the lender in accordance with the loan documents) during the entire period beginning each November through and including the following April (the “Low Seasonality Period”) is equal to or greater than 1.00x, the Seasonality Reserve Monthly Deposit for the succeeding Seasonality Payment Period will be reduced by $50,000, and, if after such reduction, the debt service coverage ratio for each month during the next succeeding Low Seasonality Period is equal to or greater than 1.00x, the Seasonality Reserve Monthly Deposit for the succeeding Seasonality Payment Period will be reduced by an additional $50,000. If the debt service coverage ratio for any month during the Low Seasonality Period is less than 1.00x, the Seasonality Reserve Monthly Deposit will revert to the amount prior to reduction. Notwithstanding the foregoing, the aggregate amount in the Seasonality Reserve may not exceed $600,000.

Loan No. 25 – Atlantic Times Square – If AMC Theater has failed to renew the AMC management agreement (during the initial term or any subsequent renewal term thereof) on or before the date that is one (1) year prior to the then-current expiration of the AMC management agreement and no cure has occurred, then all excess cash flow is required to be deposited in the AMC Reserve for tenant improvement and leasing commission obligations incurred by the borrower with respect to the space, subject to a cap of $2,000,000.

(31)	Loan No. 11 – Westbrook Corporate Center – The TI/LC Reserve Account is subject to a $3,500,000 cap, which will be replenished at $1.01 per square foot per annum, $96,366 monthly, if the reserve balance falls below $1,500,000.

Loan No. 17 – 808 Olive Retail & Parking – The borrower is required to deposit an amount equal to $1,933 into the Replacement Reserve Account on each monthly payment date commencing on the payment date in June 2018 through the payment date in May 2026. Beginning on the monthly payment date in June 2026 and on each monthly payment date thereafter, the borrower is required to deposit an amount equal to $831 into the Replacement Reserve Account.

(32)	Loan No. 27 – Greentree Plaza – At origination, the borrower delivered a letter of credit in the amount of $400,000 from City National Bank, with an expiration date of March 15, 2019, in lieu of making a cash deposit into the Other Reserve at Closing ($) because the Mortgaged Property’s anchor tenant, Sportsman’s Warehouse, Inc., is not a credit tenant and executed a lease in October 2016 for its space following the bankruptcy of the prior tenant, Sports Authority. Such reserve is required to be released upon the first to occur of (i) the balance in the rollover reserve account (less any amounts requested for disbursement) equaling $400,000 and (ii) the borrower delivering evidence reasonably satisfactory to the lender that annual sales for the tenant are equal to or in excess of $7,706,600 and that the tenant is in occupancy, open for business, not subject to any bankruptcy proceedings or in default under its lease and paying full, unabated rent.

(33)	With respect to the Mortgage Loans identified below, the lender is insured under an environmental insurance policy obtained (i) in lieu of obtaining a Phase II Environmental Site Assessment, (ii) in lieu of providing an indemnity or guaranty from a sponsor or (iii) to address environmental conditions or concerns. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” and “Description of the Mortgage Pool – Mortgage Pool Characteristics – Environmental Considerations” in this preliminary prospectus.

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Maximum Policy Amount	Premium Paid in Full	Expiration Date
7	636 11th Avenue	$50,000,000	4.3%	$1,000,000	Yes	5/11/2031
19	Maple Street	$24,000,000	2.1%	$3,000,000	Yes	08/8/2031
30	Amsdell Belmont Self Storage	$14,100,000	1.2%	$2,000,000	Yes	06/30/2028

(34)	Loan No. 7 – 636 11th Avenue – The environmental site assessment (“ESA”) obtained at origination indicated that, based on the history of the mortgaged property, potential subsurface contamination in certain areas of the property could not be ruled out. The ESA recommended a new investigation to evaluate soil vapor concentrations and provided an estimated cost of $363,000 for investigation and the testing, design, installation and maintenance costs of a sub-slab depressurization system in the event constituent concentrations exceeded EPA guidance levels. At origination, the borrower obtained an environmental insurance policy. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” and “Description of the Mortgage Pool – Mortgage Pool Characteristics – Environmental Considerations” in this preliminary prospectus.

(35)	Loan No. 1 – Aventura Mall – The full name of the Carveout Guarantors are Simon Property Group, L.P., Jacquelyn Soffer and Jeffrey Soffer. The obligations and liabilities of the Carveout Guarantors under the nonrecourse carve-out guaranty are capped at $350,000,000 in the aggregate, plus all of the reasonable, out-of-pocket costs and expenses (including, but not limited to, court costs and fees and reasonable attorney’s fees) incurred by the lender in connection with the enforcement of, or preservation of lender’s rights under the guaranty.

(36)

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Balance(1)	Annual Interest Rate on Mezzanine Loan(1)	Mezzanine Loan Maturity Date or ARD(1)	Intercreditor Agreement	Total Debt Cut- off Date LTV Ratio(2)	Total Debt U/W NCF DSCR(2)	Total Debt U/W NOI Debt Yield(2)
2	181 Fremont Street	$80,000,000	6.9%	$225,000,000	5.2400%	4/6/2028	Yes	75.2%	1.38X	6.2%
6	Aon Center	$50,000,000	4.3%	$141,500,000	5.2500%	7/1/2023	Yes	80.0%	1.35X	7.8%
15	JAGR Hotel Portfolio	$29,000,000	2.5%	$5,000,000	10.0000%	5/1/2023	Yes	73.5%	1.50X	10.3%
23	High Peaks	$18,978,480	1.6%	$4,000,000	9.5000%	6/1/2023	Yes	71.8%	1.74X	10.6%

(1)	The 181 Fremont Street Mezzanine Debt consists of a $175,000,000 senior mezzanine loan and a $50,000,000 junior mezzanine loan. The senior mezzanine loan has a 4.8800% coupon and the junior mezzanine loan has a 6.5000% coupon. The 181 Fremont Street Mezzanine Loans are interest-only for the full term of the loans and have an ARD and a stated maturity date that are coterminous with the 181 Fremont Street Whole Loan.
(2)	Calculated including and related pari passu companion loans and mezzanine debt.

(37)

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV	Combined Minimum Debt Yield
7	638 11th Avenue	$50,000,000	4.3%	Yes	2.28x	56.07%	NAP
8	Meridian Corporate Center	$45,705,000	3.9%	Yes	1.50x	69.9%	NAP
14	EOS 21	$30,000,000	2.6%	Yes	1.89x	65.0%	NAP
22	Kona Coast	$19,050,000	1.6%	Yes	1.27x	68.0%	8.0%
34	Part: Santa Fe	$9,867,500	0.9%	Yes	1.46x	73.9%	9.3%
38	Hobby Lobby Palmdale	$7,000,000	0.6%	Yes	1.22x	69.0%	8.0%